                                                                  EXHIBIT 10.3.1
                              DETAILS CAPITAL CORP.
                                  DETAILS, INC.
                             DYNAMIC CIRCUITS, INC.

                             -----------------------

                                CREDIT AGREEMENT

                                 ---------------

                                   dated as of
                                  July 23, 1998

                                       and

                  as Amended and Restated as of August 28, 1998

                      ------------------------------------


                             BANKERS TRUST COMPANY,
                    as Documentation and Co-Syndication Agent

                            THE CHASE MANHATTAN BANK,
             as Collateral, Co-Syndication and Administrative Agent

                      ------------------------------------

                                  [LOGO] CHASE

                                TABLE OF CONTENTS
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                                                                            ----

SECTION 1. DEFINITIONS .....................................................   1
      1.1 Defined Terms ....................................................   1
      1.2 Other Definitional Provisions ....................................  22

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS .................................  23
      2.1 Term Loan Commitments ............................................  23
      2.2 Procedure for Term Loan Borrowing ................................  23
      2.3 Repayment of Term Loans ..........................................  23
      2.4 Revolving Credit Commitments .....................................  25
      2.5 Procedure for Revolving Credit Borrowing .........................  25
      2.6 Swing Line Commitment ............................................  26
      2.7 Procedure for Swing Line Borrowing; Refunding of Swing
          Line Loans .......................................................  26
      2.8 Commitment Fees, etc .............................................  27
      2.9 Termination or Reduction of Commitments ..........................  28
      2.10 Optional Prepayments ............................................  28
      2.11 Mandatory Prepayments and Commitment Reductions .................  28
      2.12 Conversion and Continuation Options .............................  30
      2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches .......  30
      2.14 Interest Rates and Payment Dates ................................  30
      2.15 Computation of Interest and Fees ................................  31
      2.16 Inability to Determine Interest Rate ............................  31
      2.17 Pro Rata Treatment and Payments .................................  32
      2.18 Requirements of Law .............................................  33
      2.19 Taxes ...........................................................  34
      2.20 Indemnity .......................................................  36
      2.21 Change of Lending Office ........................................  36
      2.22 Replacement of Lenders under Certain Circumstances ..............  37

SECTION 3. LETTERS OF CREDIT ...............................................  37
      3.1 L/C Commitment ...................................................  37
      3.2 Procedure for Issuance of Letter of Credit .......................  37
      3.3 Commissions, Fees and Other Charges ..............................  38
      3.4 L/C Participations ...............................................  38
      3.5 Reimbursement Obligation of the Borrowers ........................  39
      3.6 Obligations Absolute .............................................  39
      3.7 Letter of Credit Payments ........................................  40
      3.8 Applications .....................................................  40

SECTION 4. REPRESENTATIONS AND WARRANTIES ..................................  40
      4.1 Financial Condition ..............................................  40
      4.2 No Change ........................................................  41
      4.3 Corporate Existence; Compliance with Law .........................  41
      4.4 Corporate Power; Authorization; Enforceable Obligations ..........  41
      4.5 No Legal Bar .....................................................  42
      4.6 No Material Litigation ...........................................  42

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      4.7 No Default .......................................................  42
      4.8 Ownership of Property; Liens .....................................  42
      4.9 Intellectual Property ............................................  42
      4.10 Taxes ...........................................................  43
      4.11 Federal Regulations .............................................  43
      4.12 Labor Matters ...................................................  43
      4.13 ERISA ...........................................................  43
      4.14 Investment Company Act; Other Regulations .......................  44
      4.15 Subsidiaries ....................................................  44
      4.16 Use of Proceeds .................................................  44
      4.17 Environmental Matters ...........................................  44
      4.18 Accuracy of Information, etc ....................................  45
      4.19 Security Documents ..............................................  45
      4.20 Solvency ........................................................  46
      4.21 Senior Indebtedness .............................................  46
      4.22 Regulation H ....................................................  46
      4.23 Year 2000 Matters ...............................................  46
      4.24 Senior Indebtedness .............................................  47

SECTION 5. CONDITIONS PRECEDENT ............................................  47
      5.1 Conditions to Initial Extension of Credit ........................  47
      5.2 Condition to Loans on the Second Closing Date ....................  50
      5.3 Conditions to Each Extension of Credit ...........................  50

SECTION 6. AFFIRMATIVE COVENANTS ...........................................  50
      6.1 Financial Statements .............................................  51
      6.2 Certificates; Other Information ..................................  51
      6.3 Payment of Obligations ...........................................  53
      6.4 Conduct of Business and Maintenance of Existence, etc ............  53
      6.5 Maintenance of Property; Insurance ...............................  53
      6.6 Inspection of Property; Books and Records; Discussions ...........  53
      6.7 Notices ..........................................................  53
      6.8 Environmental Laws ...............................................  54
      6.9 Interest Rate Protection .........................................  54
      6.10 Additional Collateral, etc ......................................  54
      6.11 DCI Drop Down ...................................................  56

SECTION 7. NEGATIVE COVENANTS ..............................................  57
      7.1 Financial Condition Covenants ....................................  57
      7.2 Limitation on Indebtedness .......................................  58
      7.3 Limitation on Liens ..............................................  59
      7.4 Limitation on Fundamental Changes ................................  60
      7.5 Limitation on Sale of Assets .....................................  61
      7.6 Limitation on Dividends ..........................................  61
      7.7 Limitation on Capital Expenditures ...............................  62
      7.8 Limitation on Investments, Loans and Advances ....................  63
      7.9 Limitation on Optional Payments and Modifications of Debt ........
          Instruments, etc .................................................  64

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      7.10 Limitation on Transactions with Affiliates ......................  65
      7.11 Limitation on Sales and Leasebacks ..............................  65
      7.12 Limitation on Changes in Fiscal Periods .........................  65
      7.13 Limitation on Negative Pledge Clauses ...........................  65
      7.14 Limitation on Restrictions on Subsidiary Distributions ..........  66
      7.15 Limitation on Lines of Business .................................  66
      7.16 Limitation on Amendments to Transaction Documents ...............  66
      7.17 Limitation on Activities of the Company .........................  66

SECTION 8. EVENTS OF DEFAULT ...............................................  66

SECTION 9. THE ADMINISTRATIVE AGENT ........................................  70
      9.1 Appointment ......................................................  70
      9.2 Delegation of Duties .............................................  70
      9.3 Exculpatory Provisions ...........................................  70
      9.4 Reliance by Administrative Agent .................................  71
      9.5 Notice of Default ................................................  71
      9.6 Non-Reliance on Agents and Other Lenders .........................  71
      9.7 Indemnification ..................................................  72
      9.8 Administrative Agent in Its Individual Capacity ..................  72
      9.9 Successor Administrative Agent ...................................  73
      9.10 Authorization to Release Liens ..................................  73

SECTION 10. GUARANTEE ......................................................  73
      10.1 Guarantee .......................................................  73
      10.2 No Subrogation, Contribution, Reimbursement or Indemnity ........  74
      10.3 Amendments, etc. with respect to the DCI Obligations ............  74
      10.4 Guarantee Absolute and Unconditional ............................  75
      10.5 Reinstatement ...................................................  75
      10.6 Payments ........................................................  75

SECTION 11. MISCELLANEOUS ..................................................  75
      11.1 Amendments and Waivers ..........................................  75
      11.2 Notices .........................................................  76
      11.3 No Waiver; Cumulative Remedies ..................................  77
      11.4 Survival of Representations and Warranties ......................  78
      11.5 Payment of Expenses and Taxes ...................................  78
      11.6 Successors and Assigns; Participations and Assignments ..........  78
      11.7 Adjustments; Set-off ............................................  81
      11.8 Counterparts ....................................................  82
      11.9 Severability ....................................................  82
      11.10 Integration ....................................................  82
      11.11 GOVERNING LAW ..................................................  82
      11.12 Submission To Jurisdiction; Waivers ............................  82
      11.13 Acknowledgements ...............................................  83
      11.14 WAIVERS OF JURY TRIAL ..........................................  83
      11.15 Confidentiality ................................................  83


                                     (iii)

                                   SCHEDULES
                        -------------------------------
Schedule 1.1A           Commitments
Schedule 1.1B           Mortgaged Property
Schedule 4.4            Consents, Authorizations, Filings and Notices
Schedule 4.10           Taxes
Schedule 4.15           Subsidiaries
Schedule 4.19(a)        UCC Filing Jurisdictions
Schedule 4.19(b)        Mortgage Filing Jurisdictions
Schedule 7.2(e)         Existing Indebtedness
Schedule 7.3(e)         Existing Liens


                                    EXHIBITS
                        -------------------------------
Exhibit A               Form of Guarantee and Collateral Agreement
Exhibit B               Form of Compliance Certificate
Exhibit C               Form of Closing Certificate
Exhibit D               Form of Assignment and Acceptance
Exhibit E               Form of Legal Opinion of Ropes & Gray
Exhibit F-1             Form of Term Note
Exhibit F-2             Form of Revolving Credit Note
Exhibit F-3             Form of Alternative Term Note
Exhibit F-4             Form of Alternative Revolving Credit Note
Exhibit F-5             Form of Swing Line Note
Exhibit G               Form of Prepayment Option Notice
Exhibit H               Form of Mortgage


                                      (iv)

            CREDIT AGREEMENT, dated as of July 23, 1998 (and as amended and restated as of August 28, 1998), among DETAILS CAPITAL CORP., a California corporation (the "Company"), DETAILS, INC., a California corporation ("Details"), DYNAMIC CIRCUITS, INC., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers", and individually, a "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), BANKERS TRUST COMPANY, as documentation and co-syndication agent, and THE CHASE MANHATTAN BANK, as collateral, co-syndication and administrative agent.

            The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Accepting Lenders": as defined in Section 2.17(d).

            "Adjustment Date": as defined in the Pricing Grid.

            "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the collateral, co-syndication and administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In addition, for the purpose of this Agreement, an Affiliate of Bain Capital shall include any Barn Investor or any investment fund under common control with the Bain Investors. Notwithstanding the foregoing, none of the Lenders or any of their respective affiliates shall be deemed to be Affiliates of the Company or its Subsidiaries.

            "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

             "AHYDO Payment": the payment of $427.16 for each $1,000 of accreted principal amount of the New Intermediate Holdco Notes on December 31, 2003.

            "Alternative Note": as defined in Section 11.6(f)(ii).

            "Alternative Noteholder": as defined in Section 11.6(f)(ii).

            "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                                   Eurodollar
                                             ABR Loans               Loans
                                             ---------             ----------

            Revolving Credit Loans and
               Swing Line Loans                1.25%                 2.25%
            Tranche A Term Loans               1.25%                 2.25%
            Tranche B Term Loans               1.50%                 2.50%

; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Details after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, the Swing Line Loans, and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

            "Application": an application, in such form as the issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (e) of Section 7.5) which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000.

            "Assignee": as defined in Section 11.6(c).

            "Assignor": as defined in Section 11.6(c).

            "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Revolving Extensions of Credit.

            "Bain Affiliates": any Bain Investor or Affiliate of Barn Capital, provided that, for purposes of the definition of "Change of Control", the term Bain Affiliate shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of the Company or any of its Subsidiaries that is not also a partner, principal or stockholder of Bain Capital.

            "Bain Capital": Bain Capital, Inc., a Delaware corporation.

            "Bain Investor": Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates, BCIP Trust Associates, L.P and RGIP, LLC.

            "Base CapEx Amount": as defined in Section 7.7.

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower" or "Borrowers": as defined in the preamble.

            "Borrowing Date": any Business Day specified by the relevant Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

            "Business": as defined in Section 4.17.

            "Business Day": (i) for all purposes other than as covered by cause
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures (other than expenditures constituting an investment described in Section 7.8(i)) by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
(d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, rated at least A-2 by Standard & Poor's Ratings Services or P2 by Moody's Investors Service, Inc.; and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.

            "Change of Control": any of the following events:

(a) prior to the date of an initial registered public offering by Holdings of its common stock, (i) Bain Capital and Bain Affiliates shall cease to own (on a fully diluted basis) at least 15% of the economic and voting interests in the Capital Stock of Holdings or (ii) the Permitted Holders shall cease to "control" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) Holdings; or

(b) from and after the date of an initial registered public offering by Holdings of its common stock, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date) shall own a greater percentage of the voting and/or economic interest in the Capital Stock of Holdings than that owned by Bain Capital and/or the Barn Affiliates or (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be no later than August 20, 1998.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Colorado Springs Acquisition": the acquisition by Details of all of the Capital Stock of Colorado Springs Circuits, Inc.

            "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

            "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Details after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with Details within the meaning of
Section 4001 of ERISA or is part of a group which includes Details and which is treated as a single employer under Section 414 of the Code.

            "Company": as defined in the preamble.

            "Company Indenture": the Indenture, dated as of November 18, 1997, entered into by Holdings and subsequently assumed by the Company in connection with the issuance of the Company Zeros, together with all instruments and other agreements entered into by Holdings and subsequently contributed to the Company or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

            "Company Zeros": the senior unsecured discount notes of the Company issued pursuant to the Company Indenture.

            "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

            "Confidential Information Memorandum": the Confidential Information Memorandum dated July 1998 prepared by Details with respect to the Facilities.

            "Consolidated Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Details and its Subsidiaries at such date.

            "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Details and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Details and its Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein and (c) the current portion of the Deferred Payment Amounts.

            "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) total interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any extraordinary or nonrecurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (vi) charges for the write-off of any step-up in basis in inventory required in a transaction which is accounted for under the purchase method of accounting, (vii) any other non-cash charges and (viii) all management fees paid to

Bain Capital and the Bain Affiliates permitted by Section 7.10, minus, (b) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income (other than non-cash income resulting from Details' accrual method of accounting in accordance with past practice); provided that, for purposes of determining Consolidated EBITDA at a time when less than four full fiscal quarters of Details have begun after and fully elapsed since the Closing Date, Consolidated EBITDA for the relevant period shall be deemed to be the sum of (x) the aggregate Consolidated EBITDA of Details for those fiscal quarters which have begun after and fully elapsed since the Closing Date and (y) the aggregate Consolidated EBITDA (determined on a pro forma basis, as if the Four Transactions had occurred on the day immediately prior to the first day of such period) of Details for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date. Notwithstanding the foregoing, there shall be added to Consolidated EBITDA on a pro forma basis for purposes of computing the financial covenants for any period set forth in Section 7.1 (i) the amount of compensation and other payments paid to James I. Swenson (not to exceed $2,400,000) which were deducted in computing Consolidated Net Income for such period and (ii) the expenses deducted in computing Consolidated Net Income for such period which were associated with the vesting and exercise by existing management of Holdings of options on the Capital Stock of Holdings on or prior to the Closing Date and the bonuses paid to such existing management pursuant to
Section 1.11 of the Recapitalization Agreement.

            "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) the total of (i) Consolidated EBITDA for such period less (ii) the aggregate amount actually paid by Details and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any Capital Expenditures financed with Reinvestment Deferred Amounts) less (iii) any provision for cash income taxes made by Details and its Subsidiaries on a consolidated basis in respect of such period to (b) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of Details or any of its Subsidiaries (including the Term Loans).

            "Consolidated Interest Coverage Ratio": for any period. the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "Consolidated Interest Expense": for any period, a11 cash interest expense (including that attributable to Capital Lease Obligations) of New Intermediate Holdco and its Subsidiaries for such period with respect to all outstanding Indebtedness of New Intermediate Holdco and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) but shall exclude the amount of the AHYDO Payment; provided that, for purposes of determining Consolidated Interest Expense at a time when less than four full fiscal quarters of New Intermediate Holdco have begun after and fully elapsed since the Closing Date, Consolidated Interest

Expense shall be determined by annualizing the Consolidated Interest Expense of New Intermediate Holdco for those fiscal quarters which have begun after and fully elapsed since the Closing Date.

            "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

            "Consolidated Net Income": for any period, the consolidated net income (or loss) of Details and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom
(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Details or is merged into or consolidated with Details or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Details) in which Details or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Details or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Details to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of Details and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Continuing Directors": the directors of Holdings on the date of Holdings' initial registered public offering of its common stock and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "Cuplex Acquisition": the acquisition by DCI of all of the Capital Stock of Cuplex, Inc.

            "DCI": as defined in the preamble.

            "DCI Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to DCI and the Reimbursement Obligations of DCI and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to DCI, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to DCI and all other obligations and liabilities of DCI to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any

Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by DCI pursuant hereto) or otherwise.

            "DCI Preferred Stock": as defined in Section 5.1(b)(iv).

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Deferred Payment Amount": all amounts payable to holders of options to purchase DCI stock under the employment agreements and option agreements dated July 23, 1998 between Holdings, DCI and such option holders, not in excess of $9,000,000 in the aggregate.

            "Designated Equity Amounts": at any date, the amount equal to the aggregate amount of Net Cash Proceeds received by Holdings and its Subsidiaries from the issuance of Capital Stock which (a) have been contributed to a Borrower, (b) have been designated in writing by the Borrower to the Administrative Agent as "Permitted Expenditure Amounts" and (c) are utilized by the Borrower and its Subsidiaries within 45 days after such receipt for an Expenditure Use Amount.

            "Details, Inc.": as defined in the preamble.

            "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of' shall have correlative meanings.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Domestic Subsidiary": any Subsidiary of Details organized under the laws of any jurisdiction within the United States of America.

            "ECF Percentage": 75%; provided that, with respect to each fiscal year of Details ending on or after December 31, 2000, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the offered rate for deposits in Dollars with a term comparable to such Interest Period that appears on the applicable Telerate Page at approximately 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate does not appear on the applicable Telerate Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 AM., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any fiscal year of Details, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by Details and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the amount, if any, by which Consolidated Working Capital was increased by changes in the current deferred income tax account and
(vi) the amount by which Consolidated Working Capital was increased as a result of the payment in such fiscal year of items referred to in clause (b)(vii) below over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Details and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any portion of the Reinvestment Deferred Amount that exceeded any gain recognized as a result of the event that gave rise to such Deferred Investment Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all principal payments of Funded Debt (including, without limitation, the Term Loans) of Details and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by Details and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the amount of non cash charges that decreased Consolidated Working Capital during such fiscal year which resulted from items that Details reasonably determines in good faith are expected to be paid in cash in the immediately following fiscal year, (viii) any cash disbursement made against non-current liabilities to the extent not deducted in determining Consolidated Net Income, (ix) the amount, if any, by which Consolidated Working Capital was decreased by changes in the current deferred income tax account, (x) the amount of distributions permitted by Section 7.6 which were made in such fiscal year, (xi) the amount of investments, advances, loans or extensions of credit made pursuant to clauses (d), (e), (i) and (j) of Section 7.8, to the extent not funded by the incurrence of Indebtedness or contributions to capital,
(xii) any payments made to the former shareholders of Holdings pursuant to
Section 1.11 of the Recapitalization Agreement and (xiii) any payments made during such fiscal year in respect of Deferred Payment Amounts. As used in the foregoing definition of "Excess Cash Flow", the term fiscal year shall be deemed to include any other specified period for which Excess Cash Flow is being measured.

            "Excess Cash Flow Application Date": as defined in Section 2.11(c).

            "Excluded Foreign Subsidiaries": any Foreign Subsidiary the pledge of all of whose Capital Stock as Collateral would, in the good faith judgment of Details, result in adverse tax consequences to Details.

            "Expenditure Use Amounts": at any date, the amount equal to the sum of (a) all amounts utilized by Details and its Subsidiaries to finance Capital Expenditures, other than Capital Expenditures which are (i) not in excess of the Base CapEx Amount for the relevant fiscal year and any permitted rollovers to such fiscal year of unused amounts from the prior fiscal year or (ii) financed with Deferred Reinvestment Amounts, (b) all amounts utilized by Details and its Subsidiaries to finance investments permitted pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with such Section 7.8(i)) for all such investments made since the Closing Date does not exceed $30,000,000 in the aggregate, (c) all amounts utilized by Details and its Subsidiaries to finance investments permitted pursuant to Section 7.8(j), except to the extent that the aggregate amount of all such investments (valued at cost, but net of returns of capital from such investments) made since the Closing Date does not exceed $10,000,000 and (d) the amount of any dividends paid by Details to finance the AHYDO Payment.

            "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

            "Foreign Subsidiary": any Subsidiary of Details that is not a Domestic Subsidiary.

            "Four Transactions": the collective reference to the Transaction, the merger of Details Inc and DI Acquisition Corp. consummated on or about October 28, 1997 and the other transactions in connection therewith, the Colorado Springs Acquisition and the Cuplex Acquisition.

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of Details as of the date of determination, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Details and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Details, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

            "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by New Intermediate Holdco, the Company, the Borrowers and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (ill) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided however that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Details in good faith.

            "Guarantors": the collective reference to the Subsidiary Guarantors, the Company and Details, in its capacity as a guarantor of the obligations of Details and DCI hereunder.

            "Holdings": Details Holdings Corp., a California corporation.

            "Incur": as defined in Section 7.2.

            "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business which are current liabilities and other than Deferred Payment Amounts), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under bankers' acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, the net exposure of such Person in respect of Interest Rate Protection Agreements.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an ABR Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Scheduled Revolving Credit Termination Date or such due date, as applicable;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which Details or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

            "Issuing Lender": The Chase Manhattan Bank or any of its Affiliates, in its capacity as issuer of any Letter of Credit

            "L/C Commitment": $5,000,000.

            "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

            "Letters of Credit": as defined in Section 3.1(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Security Documents and the Notes.

            "Loan Parties": the Company, the Borrowers and each other Subsidiary of Details which is a party to a Loan Document.

            "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments.

            "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "Mandatory Prepayment Date": as defined in Section 2.17(d).

            "Material Adverse Effect": a material adverse effect on (a) the Transaction, (b) the business, operations, property or condition (financial or otherwise) of Details and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Material Environmental Amount": an amount payable by Details and/or its Subsidiaries in excess of $1,500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Material Subsidiary": any Subsidiary of the Company which has assets (valued at their fair market value) or annual revenues which are in excess of $2,500,000 (and which shall in any event include Details and DCI).

            "Mortgaged Properties": the real properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

            "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of

Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary and reasonable fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "New Intermediate Holdco": Details Intermediate Holding Corp., a California corporation.

            "New Intermediate Holdco Note Purchase Agreement": the Note Purchase Agreement entered into by New Intermediate Holdco in connection with the issuance of the New Intermediate Holdco Notes, together with all instruments and other agreements entered into by New Intermediate Holdco in connection therewith and any indenture entered into pursuant thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

            "New Intermediate Holdco Notes": the unsecured discount notes of New Intermediate Holdco issued pursuant to the New Intermediate Holdco Note Purchase Agreement

            "Non-Excluded Taxes": as defined in Section 2.19(a).

            "Non-U.S. Lender": as defined in Section 2.19(b).

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.

            "Participant": as defined in Section 11.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Expenditure Amounts": at any date, the amount equal to
(a) the sum of (i) all Designated Equity Amounts as of such date and (ii) any portion of the Excess Cash Flow of the Company for fiscal years completed since the Closing Date which was not required to be applied pursuant to the provisions of Section 2.11(c) minus (b) the aggregate amount of Expenditure Use Amounts as of such date.

            "Permitted Holders": any of (a) Bain Capital and the Bain Affiliates, (b) each other holder of common stock of Holdings on the Closing Date and (c) senior management employees of the Borrowers and Holdings.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Details or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Preferred Stock": any Capital Stock entitled by its terms to a preference (a) as to dividends or (b) upon a distribution of assets.

            "Prepayment Option Notice": as defined in Section 2.17(b).

            "Pricing Grid": the pricing grid attached hereto as Annex A.

            "Pro Forma Balance Sheets": as defined in Section 4.1(a).

            "Projections": as defined in Section 6.2(c).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Real Properties": as defined in Section 4.17.

            "Recapitalization Agreement": the Amended and Restated Recapitalization Agreement, dated as of October 4, 1997, by and among DI Acquisition Corp., Holdings and certain shareholders of Holdings, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries.

            "Refunded Swing Line Loans": as defined in Section 2.7.

            "Refunding Date": as defined in Section 2.7.

            "Register": as defined in Section 11.6(d).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the relevant Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale or Recovery Event in respect of which Details has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that Details (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or then committed to be expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in Details' business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months (or, in the case of any reinvestment to be made by Details or any of its Subsidiaries from the proceeds of any property or casualty insurance claim, twelve months) after such Reinvestment Event and (b) the date on which Details shall have determined not to, or shall have otherwise ceased to, acquire assets useful in Details' business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16. .18, .19 or .20 of PBGC Reg. ss. 2615.

            "Required Lenders": the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

            "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Responsible Officer": the chief executive officer, president or chief financial officer of Details, but in any event, with respect to financial matters, the chief financial officer of Details.

            "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

            "Revolving Credit Commitment Period": the period from and including the Closing Date to the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

            "Revolving Credit Loans": as defined in Section 2.4.

            "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

            "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding and (c) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

            "Scheduled Revolving Credit Termination Date": July 22, 2004.

            "Second Closing Date": the Business Day immediately following the Closing Date.

            "Securities Act": the Securities Act of 1933, as amended from time to time, and the rules and regulations.

            "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

            "Senior Subordinated Note Indenture": the Indenture, dated as of November 18, 1997, entered into by Details and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by Details or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

            "Senior Subordinated Notes": the subordinated notes of Details issued pursuant to the Senior Subordinated Note Indenture.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "Specified Change of Control": a "Change of Control" as defined in any of the Senior Subordinated Note Indenture, the Company Indenture or the New Intermediate Holdco Note Purchase Agreement.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Details and unless otherwise specified, DCI shall be treated as a Subsidiary of Details.

            "Subsidiary Guarantor": each Subsidiary of Details other than any Excluded Foreign Subsidiary.

            "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

            "Swing Line Lender": The Chase Manhattan Bank, in its capacity as the lender of Swing Line Loans.

            "Swing Line Loans": as defined in Section 2.6.

            "Swing Line Participation Amount": as defined in Section 2.7.

            "Tax Benefit": as defined in Section 2.19(c).

            "Telerate Page" means the display designated as Page 3750 on the Dow Jones Markets System (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

            "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

            "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

            "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments at such time.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

            "Tranche A Term Loan": as defined in Section 2.1.

            "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make Tranche A Term Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

            "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made Tranche A Term Loans.

            "Tranche A Term Loan Percentage": as to Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

            "Tranche B Repayment Amount": as defined in Section 2.17(d).

            "Tranche B Term Loan": as defined in Section 2.1.

            "Tranche B Term Loan Commitment": as to Tranche B Term Loan Lender, the obligation of such Lender, if any, to make Tranche B Term Loans to the Borrowers hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A.

            "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made Tranche B Term Loans.

            "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

            "Transaction": as defined in Section 5.1(b).

            "Transaction Agreement": the Stock Contribution and Merger Agreement, dated as of July 23, 1998, by and among DCI, Holdings and the shareholders of DCI, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

            "Transaction Documents": the collective reference to the Transaction Agreement and all other agreements, documents and instruments executed or filed by or on behalf of DCI or Holdings or any of its Subsidiaries or any of their Affiliates with any Governmental Authority in connection with the Transaction.

            "Transferee": as defined in Section 11.15.

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "U.S. Taxes": as defined in Section 11.6(f)(ii).

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Details.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make term loans to the Borrowers on the Closing Date and to DCI on the Second Closing Date (the "Tranche A Term Loans") in an aggregate amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make term loans (the "Tranche B Term Loans") to the Borrowers on the Closing Date and on the Second Closing Date in an aggregate amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender; provided that the aggregate amount of Term Loans which may be borrowed by DCI on the Closing Date shall not exceed $129,000,000. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

            2.2 Procedure for Term Loan Borrowing. The Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date) requesting that the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders make such Term Loans on the requested Borrowing Date (which must be a Business Day) and specifying the amount to be borrowed. All Tranche A Term Loans and Tranche B Term Loans initially shall be made as ABR Loans and shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Any Term Loans which are made on the Closing Date may not be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the earlier of (a) the date which is 60 days after the Closing Date and (b) the date upon which the Administrative Agent determines (in good faith) that the syndication of the Commitments is complete. Upon receipt of any such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the requested Borrowing Date each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 11.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the relevant Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

            2.3 Repayment of Term Loans. (a) The Tranche A Term Loans of each Tranche A Term Loan Lender shall mature in quarterly installments (other than with respect to the last installment, which shall be due on July 22, 2004), commencing on June 30, 1999, in an amount equal to such Lender's Tranche A Term Loan Percentage of the amount set forth opposite the date on which such installment is due:

           Installment                                   Percentage
           -----------                                   ----------

           June 30, 1999                                   $787,500
           September 30, 1999                              $787,500
           December 31, 1999                               $787,500
           March 31, 2000                                  $787,500
           June 30, 2000                                 $1,312,500
           September 30, 2000                            $1,312,500
           December 31, 2000                             $1,312,500
           March 31, 2001                                $1,312,500
           June 30, 2001                                 $5,775,000
           September 30, 2001                            $5,775,000
           December 31, 2001                             $5,775,000
           March 31, 2002                                $5,775,000
           June 30, 2002                                 $5,775,000
           September 30, 2002                            $5,775,000
           December 31, 2002                             $7,350,000
           March 31, 2003                                $7,350,000
           June 30, 2003                                 $7,875,000
           September 30, 2003                            $7,875,000
           December 31, 2003                             $7,875,000
           March 31, 2004                                $7,875,000
           June 30, 2004                                 $7,875,000
           July 22, 2004                                 $7,875,000

Any Tranche A Term Loans outstanding on July 22, 2004 shall be due and payable on such date.

            (b) The Tranche B Term Loan of each Tranche B Lender shall mature in quarterly installments (other than with respect to the last installment, which shall be due on April 22, 2005), commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage of the amount set forth opposite the date on which such installment is due:

           Installment                                   Percentage
           -----------                                   ----------

           June 30, 1999                                 $300,000
           September 30, 1999                            $300,000
           December 31, 1999                             $300,000
           March 31, 2000                                $300,000
           June 30, 2000                                 $300,000
           September 30, 2000                            $300,000
           December 31, 2000                             $300,000
           March 31, 2001                                $300,000
           June 30, 2001                                 $300,000
           September 30, 2001                            $300,000
           December 31, 2001                             $300,000
           March 31, 2002                                $300,000
           June 30, 2002                                 $300,000
           September 30, 2002                            $300,000
           December 31, 2002                             $300,000
           March 31, 2003                                $300,000
           June 30, 2003                                 $300,000

           September 30, 2003                            $300,000
           December 31, 2003                             $300,000
           March 31, 2004                                $300,000
           June 30, 2004                                 $300,000
           September 30, 2004                            $300,000
           December 31, 2004                             $47,700,000
           March 31, 2005                                $47,700,000
           April 22, 2005                                $48,000,000

Any Tranche B Term Loans outstanding on April 22, 2005 shall be due and payable on such date.

            2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the aggregate principal amount of the Swing Line Loans then outstanding and (ii) the aggregate amount of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

            (b) The Borrowers shall repay all outstanding Revolving Credit Loans on the Scheduled Revolving Credit Termination Date (or such earlier date as all amounts owing hereunder shall become due and payable).

            2.5 Procedure for Revolving Credit Borrowing. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 3:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that the Swing Line Lender may, on behalf of the Borrowers, request borrowings of ABR Loans under the Revolving Credit Commitments in amounts other than those specified above to the extent necessary to repay Refunded Swing Line Loans. Upon receipt of any such notice from either Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the relevant Borrower at the office of the Administrative Agent specified in
Section 11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

            2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrowers; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be made as ABR Loans only and shall not be entitled to be converted into Eurodollar Loans.

            (b) The Borrowers shall repay all outstanding Swing Line Loans on the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

            2.7 Procedure for Swing Line Borrowing: Refunding of Swing Line Loans. (a) Whenever either Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 2:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at its office specified in
Section 11.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the relevant Borrower on such Borrowing Date by depositing such proceeds in the account of such Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

            (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on notice given by the Swing Line Lender no later than 2:00 P.M., New York City time, on the requested Borrowing Date, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 11.2 in immediately available funds, not later than 4:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

            (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to either Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by
Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount").

            (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

            (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or either Borrower may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of either Borrower; (iv) any breach of this Agreement or any other Loan Document by either Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.8 Commitment Fees, etc. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit

Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment (without giving effect to any Swing Line Loans which are then outstanding) of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Scheduled Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

            (b) Details agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by Details and the Administrative Agent.

            2.9 Termination or Reduction of Commitments. The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

            2.10 Optional Prepayments. The Borrowers may at any tune and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided that if a Eurodollar Loan is prepaid on any day earlier than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans and any Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial Prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Amounts to be applied in connection with optional prepayments of the Term Loans shall be applied pro rata among the Tranche A Term Loans and the Tranche B Term Loans based upon the outstanding principal amount thereof.

            2.11 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock or Indebtedness shall be issued or Incurred by Holdings or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided that no such prepayment and reduction shall be required pursuant to this Section 2.11(a) with respect to (i) Designated Equity Amounts,
(ii) any such Net Cash Proceeds from the issuance of Capital Stock which is applied within five Business Days after the receipt thereof by the Company and its Subsidiaries to repay Indebtedness Incurred in reliance upon the provisions of Section 7.2(i) or (j) hereof, (iii) other than to the extent set forth therein, Indebtedness Incurred in accordance with Section 7.2, (iv) any Net Cash Proceeds from the issuance of Capital Stock by Holdings or the Incurrence of Indebtedness by Holdings or New Intermediate Holdco which are used to finance the AHYDO Payment and (v) up to $20,000,000 in aggregate Net Cash Proceeds from the issuance of Capital Stock by Holdings after the Closing Date.

            (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); ~ that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $4,000,000 in any fiscal year of Details and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d).

            (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for the period beginning on the Closing Date and ending on December 31, 1999 and for each fiscal year of Details thereafter, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of Details referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

            (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.11 shall be applied, first to the prepayment of the Term Loans (pro rata among the Tranche A Term Loans and the Tranche B Term Loans, based upon the outstanding principal amount thereof) and, ~ to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrowers shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. Subject to the immediately preceding sentence, the application of any prepayment pursuant to Section 2.11 shall be made first to ABR Loans and second to Eurodollar Loans. Each prepayment of the Loans under
Section 2.11 (except in the case of Revolving Credit Loans that are ABR Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

            (e) All unpaid amounts owing hereunder shall be due and payable on April 22, 2005.

            2.12 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrowers shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

            2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the ABR plus 3.25%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
2.14 shall be payable from time to time on demand.

            2.15 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

            2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility that were to have been continued as such on such first day shall be converted on such day to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrowers have the right to convert Loans under the relevant Facility to Eurodollar Loans.

            2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Tranche A Term Loans or the Tranche B Term Loans shall be made pro rata according to the respective outstanding principal amounts of such Term Loans of such Borrower then held by the relevant Term Loan Lenders (except as otherwise provided in paragraph (d) below). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

            (c) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

            (d) Notwithstanding anything to the contrary in Section 2.11(d) or 2.17, with respect to the amount of any mandatory prepayment described in
Section 2.11 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrowers will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in Section 2.11, on the date specified in Section 2.11 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrowers, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrowers to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Tranche B Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrowers shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B

Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Tranche B Repayment Amounts with respect to each Accepting Lender and (ii) the Borrowers shall pay to the Administrative Agent an amount equal to the remaining portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

            (e) All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrowers.

            2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrowers shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor.

            (c) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.19 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to (x) increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender fails to comply with Section 2.19(b) or
(y) compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrowers of such Lender's intention to claim compensation therefor. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.19(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver.

            (c) In the event the Borrowers make any additional payment to any Lender or the Administrative Agent pursuant to Section 2.19(a) and such Lender or the Administrative Agent, by reason of payment by the Borrowers of any Taxes, obtains a credit against, or return or reduction of, any tax payable by it in, or any other currently realized tax benefit from, a taxing jurisdiction which it would not have enjoyed but for such payment ("Tax Benefit"), such Lender or the Administrative Agent shall, to the extent that it can do so without prejudice to the retention of such Tax Benefit, thereupon pay to the Borrowers the amount which, after the deduction of any additional tax savings realized as a result of such payment, shall equal the amount of such Tax Benefit; provided, however, that the Borrowers shall not be entitled to require such Lender or the Administrative Agent to supply it with details of its tax position or to inspect any records, including tax returns, of any Lender or the Administrative Agent. The Borrowers agree to reimburse the Administrative Agent and each Lender upon demand for out-of-pocket costs and expenses (other than expenses incurred in connection with the preparation of any tax returns) incurred in connection with any determination required pursuant to this Section 2.19(c).

            2.20 Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any loss or expense (other than any loss of Applicable Margin) which such Lender reasonably may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be based upon the amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrowers by any Lender shall be presumptively correct in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to
Section 2.18 or 2.19(a).

            2.22 Replacement of Lenders under Certain Circumstances. The Borrowers shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have eliminated the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to
Section 2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of either Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

            (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

            (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Commissions, Fees and Other Charges. (a) The Borrowers will pay a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date with respect to each Letter of Credit issued for the account of such Borrower.

            (b) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided however that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for the account of such Borrower and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.14(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to either of the Borrowers, in which case the procedures specified in
Section 3.4 for funding by L/C Participants shall apply) constitute a request by the relevant Borrower to the Administrative Agent for a borrowing pursuant to
Section 2.5 of ABR Loans (or, at the option of each of the Administrative Agent and the Swing Line Lender in its respective sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

            3.6 Obligations Absolute. The Borrowers' obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of the Issuing Lender. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company and the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma summary consolidated balance sheets (including a detailed statement of shareholder's equity) of (i) Details and its consolidated Subsidiaries as at June 30, 1998 (including the notes thereto) (the "Details Pro Forma Balance Sheet") and (ii) Holdings and its consolidated Subsidiaries as at June 30, 1998 (including the notes thereto) (the "Holdings Pro Forma Balance Sheet" and collectively with the Details Pro Forma Balance Sheet, the "Pro Forma Balance Sheets"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on June 30, 1998) to (i) the consummation of the Transaction, (ii) the Indebtedness to be incurred on the Closing Date (including, without limitation, the New Intermediate Holdco Notes) and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheets have been prepared giving consideration, among other factors, to the requirements of Regulation S-X of the Securities Act based on the best information available to Holdings and Details as of the date of delivery thereof, are consistent in all material respects with the forecasts previously delivered to the Lenders and present fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries and Details and its consolidated Subsidiaries, as the case may be, as at June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (b) The audited consolidated balance sheets of Details as at December 31, 1997 and December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from McGladrey & Pullen, with respect to the 1996 fiscal year, and PricewaterhouseCoopers LLP, with respect to the 1997 fiscal year, present fairly in all material respects the consolidated financial condition of Details as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of DCI as at December 31, 1997 and December 31, 1996, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCooopers LLP present fairly in all material respects the consolidated financial condition of DCI as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Details as at March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Details as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheet of DCI as at March 31, 1998, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of DCI as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). Neither Details and its Subsidiaries nor DCI and its Subsidiaries have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent audited financial statements referred to in this paragraph (b). During the period from December 31, 1997 to and including the date hereof there has been no Disposition by Details or DCI or any of their respective Subsidiaries of any material part of its business or Property.

            4.2 No Change. Since December 31, 1997 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            4.3 Corporate Existence; Compliance with Law. Each of DCI, the Company and their Subsidiaries (a) is duly organized, validity existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, (ii) those consents, authorizations, filings and notices (to the extent material) which have been obtained or made and are in full force and effect and (iii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of DCI, the Company or any of their Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to DCI, the Company or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company or the Borrowers, threatened by or against DCI, the Company or any of their Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. Neither DCI, the Company nor any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            4.8 Ownership of Property; Liens. Each of DCI, the Company and each of their Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

            4.9 Intellectual Property. DCI, the Company and each of their Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company or any Borrower know of any valid basis for any such claim. The use by DCI, the Company and their Subsidiaries of Intellectual Property which is material to the operations of DCI, the Company and their Subsidiaries does not infringe on the rights of any Person in any material respect.

            4.10 Taxes. Each of DCI, the Company and each of their Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of DCI, the Company or their Subsidiaries, as the case may be); no tax Lien has been filed, and (except as disclosed on Schedule 4.10), to the knowledge of the Company and the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U.

            4.12 Labor Matters. There are no strikes or other labor disputes against DCI, the Company or any of their Subsidiaries pending or, to the knowledge of the Company or the Borrowers, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by, and payment made to, employees of DCI, the Company and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from DCI, the Company or any of their Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of DCI, the Company or such Subsidiary or otherwise disclosed in writing to the Lenders.

            4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrowers nor any Commonly Controlled Entity would become subject to any material liability under ERISA if either of the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

            4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of DCI and the Company at the date hereof.

            4.16 Use of Proceeds. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans shall be used to finance a portion of the Transaction and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used for working capital needs and general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of business (including in connection with any acquisition described in Section 7.8(i) or (j)).

            4.17 Environmental Matters.

            (a) The facilities and properties owned, leased or operated by DCI, the Company or any of their Subsidiaries (the "Real Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (b) The Real Properties and all operations at the Real Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Real Properties or violation of any Environmental Law with respect to the Real Properties or the business operated by DCI, the Company or any of their Subsidiaries (the "Business") which could materially interfere with the continued operation of the Real Properties or materially impair the fair saleable value thereof. Neither DCI, the Company nor any of their Subsidiaries has assumed any liability of any other Person under Environmental Laws.

            (c) Neither DCI, the Company nor any of their Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does the Company or the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

            (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Real Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company and the Borrowers, threatened, under any Environmental Law to which DCI, the Company or any of their Subsidiaries is or will be named as a party with respect to the Real Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations of DCI, the Company or any of their Subsidiaries in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

            4.18 Accuracy of Information, etc. No statement or information (other than the projections and the pro forma financial information described in the immediately following sentence) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Details to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Transaction Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3).

            (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

            4.20 Solvency. Each Loan Party is, and after giving effect to the Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent

            4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of Details under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

            4.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 unless such insurance has been obtained.

            4.23 Year 2000 Matters. The testing and reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrowers or any of their Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrowers or any of their Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed began to be implemented in February 1998, and the Borrowers have no reason to believe that any such testing and reprogramming required for the Borrowers and their Subsidiaries to be year 2000 compliant will not be completed by June 30, 1999. The costs to the Borrowers and their Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.

            4.24 Senior Indebtedness. The Indebtedness consisting of the Term Loans is being incurred as Indebtedness permitted respectively by the proviso to each of clause (a) of Section 1011 of the Company Indenture and clause (a) of
Section 1010 of the Senior Subordinated Note Indenture. This Agreement replaces the senior secured Credit Agreement, dated as of October 28, 1997 (as amended and restated as of December 5, 1997), among the Company, The Chase Manhattan Bank, as administrative agent and the lenders party thereto. The Revolving Extensions of Credit and the Indebtedness consisting of the Term Loans constitute "Senior Indebtedness" (as defined in each of the Company Indenture and the Senior Subordinated Note Indenture) by virtue of being "Bank Indebtedness" (as so defined in said indentures).

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and the Borrowers and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Company, Details, DCI and each other Subsidiary Guarantor.

            (b) Transaction, etc. The following transactions (collectively with all other transactions in connection therewith, the "Transaction") shall have been consummated:

                  (i) The current common shareholders of DCI shall each have contributed to Holdings approximately 40% of the common equity of DCI held by each of them (the "40% Shares")

                  (ii) Holdings shall have contributed the 40% Shares to New
            Intermediate Holdco;

                  (iii) New Intermediate Holdco and investment funds managed by
            Bain Capital each shall have contributed all of the common equity of DCI then held by each of them to a Wholly Owned Subsidiary of New Intermediate Holdco, a newly formed Delaware corporation, Details Merger Corp. I ("MergerCo I"), and in return shall have received an equal number of shares of the common equity of MergerCo I;

                  (iv) MergerCo I shall have merged with and into DCI, the
            holders of all of the outstanding common equity of DCI (other than that held by Bain Capital and MergerCo I) shall have received an aggregate amount of approximately $67,000,000 in exchange for the cancellation of such common equity, the holders of the Class A Preferred Stock of DCI shall have received an aggregate amount of approximately $12,316,000 in exchange for the cancellation of such Class A Preferred Stock and the Class B Preferred Stock of DCI (the "DCI Preferred Stock") will remain outstanding;

                  (v) New Intermediate Holdco shall have received not less than
            $33,000,000 in net proceeds from the issuance of the New Intermediate Holdco Notes, which proceeds shall be lent to DCI, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent; and

                  (vi) The transactions undertaken pursuant to clauses (i)
            through (v) above shall be undertaken pursuant to the Transaction Documents and in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Lenders.

            (c) Pro Forma Balance Sheets; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheets, (ii) audited consolidated financial statements of each of Details and DCI for the 1997 and 1996 fiscal years and (iii) unaudited interim consolidated financial statements of each of Details and DCI for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Details or DCI, as reflected in the financial statements or projections previously distributed by Details to the Administrative Agent or the Lenders in writing or which are contained in the Confidential Information Memorandum.

            (d) Business Plan. The Lenders shall have received a satisfactory written business plan for each fiscal year through the scheduled final maturity of the Tranche B Term Loan.

            (e) Capitalization. The capitalization and structure of Holdings and each of its Subsidiaries after giving effect to the Transaction shall be consistent with the capitalization and structure previously disclosed to the Lenders in writing.

            (f) Payment of Outstanding Indebtedness. Each of Details and DCI shall have repaid its outstanding bank indebtedness in an aggregate principal amount approximately equal to $106,100,000 and $64,725,000, respectively, and the terms and conditions of any indebtedness of Details and DCI to remain outstanding after the Closing Date shall be reasonably satisfactory to the Administrative Agent.

            (g) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of Holdings or any of its Subsidiaries are located, and such search shall reveal no liens on any of the assets of Holdings or any of its Subsidiaries except for liens permitted by Section 7.3 and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

            (h) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Ropes & Gray, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit E;

                  (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Transaction Agreement, accompanied by a reliance letter in favor of the Lenders; and

                  (iii) the legal opinion of local counsel in California and of such other special and local counsel as may be required by the Administrative Agent.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (j) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

            (k) Solvency Opinion. The Administrative Agent shall have received a satisfactory solvency opinion from Murray, Devine & Co. which shall document the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the Transaction, the financing thereof and the other transactions contemplated hereby.

            (l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

            (m) Environmental Audit. The Lenders shall have received a satisfactory environmental audit with respect to the real property owned or leased by DCI and its Subsidiaries from a firm satisfactory to the Administrative Agent.

            (n) Transaction Documents. The Company and its Subsidiaries and Affiliates (i) shall not be in breach or violation of any of their obligations under the Transaction Documents and (ii) shall not be subject to any Requirements of Law or Contractual Obligations that would be violated by the Transaction and none of the provisions of any of the Transaction Documents shall have been amended, modified or waived in any material respect without the written consent of the Administrative Agent.

            (o) Transaction Fees and Expenses. The fees and expenses to be incurred in connection with the Transaction and the financing thereof shall not exceed $12,750,000 in the aggregate.

            (p) Financial Ratios. The Administrative Agent shall be satisfied that (i) the Consolidated Leverage Ratio as at the Closing Date shall not be greater than 5.40 to 1.0 and (ii) the "Consolidated Coverage Ratio" of Details and its "Restricted

      Subsidiaries" (all as defined in the Senior Subordinated Note Indenture) as at the Closing Date shall be at least 2.00 to 1.0, and Details shall provide support for such calculations which is reasonably satisfactory to the Administrative Agent (giving consideration, among other factors, to the requirements of Regulation S-X of the Securities Act).

            5.2 Condition to Loans on the Second Closing Date. The agreement of each Lender to make the Loans to be made by it on the Second Closing Date is subject to the satisfaction prior to or concurrently with the making of such Loans on the Second Closing Date, of the following additional conditions precedent:

            (a) New Intermediate Holdco shall have contributed all of the common equity owned by it in DCI to a wholly owned subsidiary of New Intermediate Holdco, a newly formed Delaware corporation, Details Merger Corp. II ("MergerCo II");

            (b) MergerCo II shall have merged with and into DCI and investment funds managed by Bain Capital holding shares of common equity of DCI shall have received an aggregate amount of approximately $23,000,000 in exchange for the cancellation of such common equity;

            (c) New Intermediate Holdco shall then contribute all of the common equity of DCI to the Company which will then contribute all of such common equity to Details; and

            (d) The transactions undertaken pursuant to clauses (a) through (c) above shall be undertaken pursuant to the Transaction Documents and in form and substance consistent with the terms previously disclosed to the Administrative Agent in writing and on other terms reasonably satisfactory to the Lenders.

            5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit on the Closing Date and any extension of credit on the Second Closing Date) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            The Company and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any

Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Company and the Borrowers shall and shall cause each of their Subsidiaries to:

            6.1 Financial Statements. Furnish to the Administrative Agent for distribution to each of the Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of New Intermediate Holdco and Details, a copy of the audited consolidated balance sheet of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of New Intermediate Holdco and Details, the unaudited consolidated balance sheet of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

            (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of New Intermediate Holdco and Details (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of New Intermediate Holdco and its consolidated Subsidiaries and Details and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except (x) as approved by such accountants or officer, as the case may be, and disclosed therein and (y) in the case of the financial statements delivered pursuant to clauses (b) and (c) above, for the absence of footnotes).

            6.2 Certificates; Other Information. Furnish to the Administrative Agent for distribution to each of the Lenders, or, in the case of clause (g), to the relevant Lender:

            (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth in Section 7.1, except as specified in such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has in all material respects observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Details, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause
      (y) (or, in the case of the first such list so delivered, since the Closing Date);

            (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Details, a detailed consolidated budget for the then-current fiscal year (including a projected consolidated balance sheet of Details and its Subsidiaries as of the end of such then-current fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d) within 45 days after the end of each fiscal quarter of Details, a narrative discussion and analysis of the financial condition and results of operations of Details and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

            (e) no later than 3 Business Days prior to the effectiveness thereof (or, to the extent that the consent of all or any portion of the Lenders is required hereunder in connection with such amendment, supplement, waiver or modification, no later than 10 Business Days prior to the effectiveness thereof), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Company Indenture, the Senior Subordinated Note Indenture, the New Intermediate Holdco Note Purchase Agreement or the Transaction Agreement;

            (f) within five days after the same are sent, copies of all financial statements and reports which Holdings, the Company or Details sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings, the Company or Details may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

            (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

            6.4 Conduct of Business and Maintenance of Existence. etc. (a) (i) Continue to engage in business of the same general type as now conducted by it,
(ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, upon two Business Days' prior notice to the chief financial officer or other Responsible Officer of the Company or Details (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required), representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that all such visits and inspections shall be coordinated through the Administrative Agent.

            6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any litigation, investigation or proceeding which may exist at any time affecting Holdings or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

            (c) the following events, as soon as possible and in any event within 30 days after Details knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Details or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary of the Company proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

            6.9 Interest Rate Protection. In the case of Details, within 90 days after the Closing Date, enter into Interest Rate Protection Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Interest Rate Protection Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

            6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Company or any of its Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

            (b) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by the Company or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 7.3(g)), promptly upon request of the Administrative Agent or the Required Lenders (i) execute and deliver a first priority Mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with
(x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Company (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            6.11 DCI Drop Down. No later than the Second Closing Date, New Intermediate Holdco shall contribute the note of DCI evidencing the loan referred to in Section 5.1(b)(v) to the capital of DCI and, except for the DCI Preferred Stock, shall cause DCI to be a Wholly Owned Subsidiary of Details as a result of the transactions referred to in Section 5.2.

            6.12 Mortgages, etc. Within 30 days after the Closing Date (which period may be extended by the Administrative Agent for up to an additional 30 days):

            (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

            (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located.

            (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

            (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage
      (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
      (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

            (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

                          SECTION 7. NEGATIVE COVENANTS

            The Company and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Company and the Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly:

            7.1 Financial Condition Covenants.

            (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Details ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                              Consolidated
                             Period                          Leverage Ratio
                             ------                          --------------

            Closing Date through December 30, 1999            6.00 to 1.0
            December 31, 1999 through September 29, 2000      5.25 to 1.0
            September 30, 2000 through September 29, 2001     4.50 to 1.0
            September 30, 2001 through September 29, 2002     4.00 to 1.0
            September 30, 2002 through September 29, 2003     3.50 to 1.0
            September 30, 2003 through thereafter             3.00 to 1.0

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Details ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                         Consolidated Interest
                            Period                           Coverage Ratio
                            ------                       ---------------------

            Closing Date through September 29, 1999           1.75 to 1.0
            September 30, 1999 through September 29, 2000     1.85 to 1.0
            September 30, 2000 through September 29, 2001     2.25 to 1.0
            September 30, 2001 through September 29, 2002     2.50 to 1.0
            September 30, 2002 through September 29, 2003     2.75 to 1.0
            September 30, 2003 through thereafter             3.00 to 1.0

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (commencing with the period of four consecutive fiscal quarters ending on December 31, 1998) of Details to be less than 1.05 to 1.0.

                  (d) Minimum EBITDA. Permit Consolidated EBITDA for any fiscal year set forth below to be less than the amount set forth opposite such fiscal year:

                                                  Consolidated
                        Fiscal Year                  EBITDA
                        -----------               ------------

                        1998                       60,000,000
                        1999                       67,500,000
                        2000                       75,000,000
                        2001                       80,000,000
                        2002                       85,000,000
                        2003                       90,000,000
                        2004                       90,000,000
                        2005                       90,000,000

            7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness or issue any Preferred Stock, except:

            (a) Indebtedness of any Loan Party pursuant to any Loan Document;

            (b) Indebtedness of Details to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to Details or any other Subsidiary;

            (c) Indebtedness secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $4,000,000 at any one time outstanding;

            (d) Capital Lease Obligations existing on the date hereof and other Capital Lease Obligations, which other Capital Lease Obligations shall not exceed $10,000,000 aggregate principal amount at any one time outstanding;

            (e) Indebtedness outstanding on the date hereof and listed on
      Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

            (f) guarantees made in the ordinary course of business by Details or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

            (g) (i) Indebtedness of Details in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and (ii) Indebtedness of the Company in respect of the Company Zeros in an aggregate, unaccreted principal amount not to exceed $60,100,000;

            (h) Indebtedness of the Company evidenced by the increase in the principal amount of the Company Zeros in connection with the payment in kind of interest thereon prior to the fifth anniversary of the Closing Date;

            (i) Indebtedness of a Person which becomes a Subsidiary after the date hereof; provided, that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation of the acquisition and (ii) such Indebtedness was not created in contemplation of such Person becoming a Subsidiary;

            (j) Indebtedness of Details and its Subsidiaries on account of the deferred purchase price for acquisitions of Capital Stock and assets permitted pursuant to Section 7.8;

            (k) guarantees made by Subsidiaries of Details on account of the Senior Subordinated Notes; provided, that such guarantees are subordinated to the obligations of such Subsidiaries under the Guarantee and Collateral Agreement and the other Security Documents upon terms satisfactory to the Administrative Agent;

            (l) (i) the DCI Preferred Stock and (ii) any other Preferred Stock which is not redeemable and is not convertible into debt obligations of the Company or any of its Subsidiaries, in each case, during the term of this Agreement, the dividends with respect to which are payable only in kind and the other terms and conditions of which are reasonably satisfactory to the Administrative Agent; and

            (m) additional Indebtedness of Details or any of its Subsidiaries in an aggregate principal amount (for Details and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding.

            7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Details or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (e) Liens in existence on the date hereof listed on Schedule 7.3(e), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

            (f) zoning restrictions, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial m amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Details or any of its Subsidiaries;

            (g) Liens securing Indebtedness of Details or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

            (h) Liens created pursuant to the Security Documents;

            (i) any interest or title of a lessor under any lease entered into by Details or any Subsidiary in the ordinary course of its business and covering only the assets so leased (including, without limitation, with respect to the capital leases of Details' principal manufacturing facility and related equipment and covering only such facility and related equipment); and

            (j) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to Details and all Subsidiaries) $4,000,000 at any one time outstanding.

            7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

            (a) any Subsidiary of Details may be merged or consolidated with or into Details (provided that Details shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

            (b) Details or any of its Subsidiaries may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Details or any Wholly Owned Subsidiary Guarantor; and

            (c) any Person may be merged or consolidated with or into Details or any of its Subsidiaries pursuant to an investment permitted subsection 7.8(i) or (j) (provided that Details or the applicable Subsidiary shall be the continuing or surviving corporation).

            7.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of property or assets that are no longer used or useful in the ordinary course of business;

            (b) the sale of inventory in the ordinary course of business;

            (c) Dispositions permitted by Section 7.4(b);

            (d) the sale or issuance of any Subsidiary's Capital Stock to Details or any Wholly Owned Subsidiary Guarantor;

            (e) Details and its Subsidiaries may, in the ordinary course of business, license Intellectual Property to third Persons and to one another, so long as each such license does not otherwise prohibit the granting of a Lien by Details or any of its Subsidiaries pursuant to the Security Documents in the Intellectual Property which is the subject of such license; and

            (f) the sale of other assets having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of Details.

            7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Details or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Details or any of its Subsidiaries (collectively, "Restricted Payments"), except that:

            (a) any Subsidiary may make Restricted Payments to Details or any Wholly Owned Subsidiary Guarantor;

            (b) any payments made to the former shareholders of Holdings pursuant to Section 1.11 of the Recapitalization Agreement;

            (c) any payments on the DCI Preferred Stock on the terms in existence on the date hereof and any payments of Deferred Payment Amounts;

            (d) so long as no Default or Event of Default shall have occurred and be continuing, Details may pay dividends to the Company to permit the Company to pay dividends directly, or indirectly through the Company or New Intermediate Holdco, to Holdings to permit Holdings to (i) purchase Holdings' common stock or common stock options from present or former officers or employees of Holdings or any of its Subsidiaries upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments under this clause
      (i) shall not exceed $4,000,000 during any fiscal year of Details and $10,000,000 during the term of this Agreement, net, in any case, of any proceeds received by Holdings and contributed to Details in connection with resales of any common stock or common stock options so purchased during the relevant period and (ii) pay management fees to Bain Capital and Bain Affiliates expressly permitted by Section 7.10(m); and

            (e) Details may pay dividends to the Company to permit the Company, New Intermediate Holdco or Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $500,000 in any fiscal year, (ii) pay any taxes which are due and payable by Holdings as part of a consolidated group of which the Company, New Intermediate Holdco and Details are members (provided that the amount of such dividends shall not exceed the lesser of (x) the actual cash tax liability of Holdings which is then due and payable to Governmental Authorities and (y) the cash tax liability which would be owing by the Company and its Subsidiaries to Governmental Authorities on a stand-alone basis), (iii) pay fees and expenses (other than to Affiliates) relating to the Company Zeros and the New Intermediate Holdco Notes, (iv) beginning no earlier than July 2002, pay interest in cash on the Company Zeros, (v) no earlier than December 2003 and so long as no Default or Event of Default shall have occurred and be continuing, make all or any portion of the AHYDO Payment; provided, that (w) prior to Details making the dividend to permit all or any portion of the AHYDO Payment to be made, Details shall provide a certificate to the Administrative Agent, certifying that on a pro forma basis, after giving effect to such dividend it is in compliance with all of the covenants contained in Section 7.1, (x) the Borrower shall not be permitted to borrow under the Revolving Credit Facility to finance such dividend and (y) the amount of such dividend shall not exceed the lesser of (I) the then unused Permitted Expenditure Amount plus $7,500,000 and
      (II) $35,000,000, and (vi) after the date of the AHYDO Payment, pay interest in cash on the New Intermediate Holdco Notes.

            7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital

Expenditures of Details and its Subsidiaries in the ordinary course of business not exceeding in any fiscal year of Details the amount set forth below opposite such fiscal year (the "Base CapEx Amount") plus the then unused Permitted Expenditure Amount:

                  Fiscal Year                                 Base CapEx Amount
                  -----------                                 -----------------
                  1998                                        $20,000,000
                  1999                                        $20,000,000
                  2000                                        $22,500,000
                  2001                                        $25,000,000
                  2002                                        $27,500,000
                  2003                                        $30,000,000
                  2004                                        $30,000,000
                  2005                                        $32,500,000

; provided, that (i) up to 50% of the Base CapEx Amount not expended in the fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year, and (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of the Base CapEx Amount permitted for such fiscal year as provided above and, second, in respect of any portion of such Base CapEx Amount carried over from the prior fiscal year pursuant to subclause (i) above; provided, further, that notwithstanding the foregoing, Details and its Subsidiaries may make Capital Expenditures (which Capital Expenditures shall not be included in the amount of Capital Expenditures permitted to be made pursuant to this Section 7.7 without giving effect to this second proviso) with Reinvestment Deferred Amounts.

            7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) Guarantee Obligations permitted by Section 7.2;

            (d) loans and advances to employees of the Company and its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and its Subsidiaries not to exceed $1,000,000 at any one time outstanding,

            (e) (i) the Company may acquire and hold obligations of one or more officers or other employees of the Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings so long as no cash is paid by the Company or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Borrower may lend up to $1,000,000 in an aggregate principal amount at any one time outstanding to officers and employees of the Company and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase common stock of Holdings issued to them in connection with the Transaction so long as the proceeds of such loans are promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Company or its Subsidiaries, not exceeding (x) $650,000 in the aggregate for loans made in connection with the Transaction or the transactions contemplated by the Recapitalization Agreement and (y) $2,000,000 for loans made after the Closing Date, in each case, in aggregate principal amount at any time outstanding and made solely for the purpose of funding purchases by such employees of common stock of Holdings;

            (f) the Transaction;

            (g) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

            (h) investments by the Company or any of its Subsidiaries in Details or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

            (i) Details and its Subsidiaries may acquire all or substantially all of the Capital Stock or assets of any Person or business unit of a Person; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Company would have been in compliance, on a pro forma basis, with each of the financial covenants contained in Section 7.1 if such acquisition had been made on the first day of the most recently completed period of calculation thereof, (iii) the aggregate consideration (including the aggregate principal amount of Indebtedness which is incurred, assumed or guaranteed, the aggregate amount of any deferred consideration and the fair market value of any non-cash consideration) paid on account of all such acquisitions which are consummated after the Closing Date does not exceed the sum of $30,000,000 and the then unused Permitted Expenditure Amount; and

            (j) in addition to investments otherwise expressly permitted by this
      Section 7.8, investments by Details or any of its Subsidiaries in an aggregate amount (valued at cost, but net of returns of capital from such investments) not to exceed during the term of this Agreement the sum of $10,000,000 and the then unused Permitted Expenditure Amount on the date upon which such investment is made.

            7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes, the Company Zeros or the New Intermediate Holdco Notes (other than scheduled interest payments required to be made in cash and the AHYDO Payment), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Company Zeros, the Company Indenture, the New Intermediate Holdco Notes or the New Intermediate Holdco Note Purchase Agreement (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (ii) is not adverse in any respect to the interests of the Lenders in the reasonable opinion of the Administrative Agent in its sole discretion) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

            7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company, Details or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) not otherwise prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Company, Details or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that the following transactions shall not be prohibited:

            (i) the Transaction and the payment of fees to Bain Capital and/or Bain Affiliates and to Celerity Partners I, L.P. and Celerity Management Co. in connection with the Transaction in an aggregate amount with respect to all such fees not to exceed $4,500,000;

            (ii) in connection with any acquisition consummated pursuant to
      Section 7.8(i) or (j), the payment to Bain Capital and/or Bain Affiliates of a fee in an amount not to exceed 2% of the aggregate consideration paid by the Company and its Subsidiaries on account of such acquisition;

            (iii) so long as no Default or Event of Default shall have occurred and is continuing, the payment, on a quarterly basis, of management fees to Bain Capital and/or the Bain Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $375,000 in any fiscal quarter of Details; provided that the portion of such fee which accrued but was not payable during the existence and continuance of such Default or Event of Default shall be permitted to be paid at such time as all Defaults and Events of Default have been cured or waived; and

            (iv) the reimbursement of Bain Capital and/or the Bain Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to Details and its Subsidiaries.

Notwithstanding anything to the contrary contained in this Section 7.10, at no time will the Company or any of its Subsidiaries make any payments to Bain Capital and/or any of its Affiliates in an amount which would exceed that amount permitted to be paid pursuant to the Senior Subordinated Note Indenture, the Company Indenture or the New Intermediate Note Indenture at such time.

            7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary.

            7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Company or either of the Borrowers to end on a day other than December 31 or change the Company's or the Borrowers' method of determining fiscal quarters.

            7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Details to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Details or any other Subsidiary of Details, (b) make loans or advances to Details or any other Subsidiary of Details or (c) transfer any of its assets to Details or any other Subsidiary of Details, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

            7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

            7.16 Limitation on Amendments to Transaction Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Recapitalization Agreement or any of the Transaction Documents.

            7.17 Limitation on Activities of the Company. In the case of the Company and notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Details and the transitory ownership of the Capital Stock of DCI, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) the Company Zeros and the Company Indenture and (iv) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than Capital Stock of Details and the transitory ownership of the Capital Stock of DCI and cash received in connection with dividends made by Details in accordance with Section 7.6 pending application in the manner contemplated by said Section.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Company and the Borrowers only), Section 6.12 or in Section 7; or

            (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and (to the extent that such default is susceptible of remedy) such default shall continue unremedied for a period of 30 days after the earlier of (x) the date upon which the Borrowers knows or should reasonably be expected to know of the existence of such default or (y) the date upon which either of the Borrowers receives notice of such event from the Administrative Agent or any Lender; or

            (e) Holdings or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

            (f) (i) Holdings or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) either of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k) A Change of Control or a Specified Change of Control shall occur; or

            (l) (i) After the Second Closing Date, other than with respect to the DCI Preferred Stock, Details shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in DCI's capital stock, free of Liens except Liens created by the Guarantee and Collateral Agreement, (ii) the Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in Details's capital stock, free of Liens except Liens created by the Guarantee and Collateral Agreement, (iii) New Intermediate Holdco shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Company's capital stock, free of Liens or (iv) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in New Intermediate Holdco's capital stock, free of Liens; or

            (m) Holdings or New Intermediate Holdco shall (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of New Intermediate Holdco or the Company, as the case may be and, in the case of New Intermediate Holdco, the ownership of the Capital Stock of DCI and the making of the loan referred to in Section 5.1(b)(iii) prior to the Second Closing Date, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) in the case of New Intermediate Holdco, the New Intermediate Holdco Notes, (iii) obligations with respect to its Capital Stock, (iv) in the case of Holdings or New Intermediate Holdco, Indebtedness incurred to finance AHYDO Payment and (v) the obligations of Holdings under its cash bonus plan on terms in existence on the date hereof, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than Capital Stock of New Intermediate Holdco or the Company, as the case may be, or, in the case of New Intermediate Holdco, the Capital Stock of DCI prior to the Second Closing Date, and cash received directly or indirectly in connection with dividends paid by Details in accordance with Section 7.6 pending application in the manner contemplated by said Section; or

            (n) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either of both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and

(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

                       SECTION 9. THE ADMINISTRATIVE AGENT

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing result from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Company or either of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company or the Borrowers and without limiting the obligation of the Company or the Borrowers to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages and Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this
Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which result from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Section from any payment made by it to such Lender hereunder. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Details. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either of the Borrowers shall have occurred and be continuing) be approved by Details (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Company or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 11.1.

                              SECTION 10. GUARANTEE

            10.1 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans hereunder, and in consideration thereof, from and after the Second Closing Date Details hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by DCI when due (whether at stated maturity, by acceleration or otherwise) of the DCI Obligations, and Details further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) that may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 10. The guarantee contained in this Section 10, subject to Section 10.5, shall remain in full force and effect until The DCI Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto DCI may be free from any DCI Obligations.

            Details agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 10, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 10 for such purpose. No payment or payments made by DCI or any other Person or received or collected by the Administrative Agent or any Lender from DCI or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the DCI Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Details under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the DCI Obligations until, subject to Section 10.5, the DCI Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

            10.2 No Subrogation. Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10, Details hereby irrevocably waives all rights that may have arisen in connection with the guarantee contained in this Section 10 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against DCI or against the Administrative Agent or any Lender for the payment of the DCI Obligations, until the DCI Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Details hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against DCI or any other Person that may have arisen in connection with the guarantee contained in this
Section 10, until the DCI Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. So long as the DCI Obligations remain outstanding, if any amount shall be paid by or on behalf of DCI to Details on account of any of the rights waived in this
Section 10.2, such amount shall be held by Details in trust, segregated from other funds of Details, and shall, forthwith upon receipt by Details, be turned over to the Administrative Agent in the exact form received by Details (duly indorsed by Details to the Administrative Agent, if required), to be applied against the DCI Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the DCI Obligations and the termination of the Commitments.

            10.3 Amendments, etc. with respect to the DCI Obligations. Details shall remain obligated under this Section 10 notwithstanding that, without any reservation of rights against Details, and without notice to or further assent by Details, any demand for payment of or reduction in the principal amount of any of the DCI Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the DCI Obligations continued, and the DCI Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the DCI Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the DCI Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

            10.4 Guarantee Absolute and Unconditional. Details waives any and all notice of the creation, renewal, extension or accrual of any of the DCI Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the DCI Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between DCI or Details, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Details waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon DCI or Details with respect to the DCI Obligations. The guarantee contained in this
Section 10 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the DCI Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by DCI against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of DCI or Details) that constitutes, or might be construed to constitute, an equitable or legal discharge of DCI for the DCI Obligations, or of Details under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 10 against Details, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against DCI or any other Person or against any collateral security or guarantee for the DCI Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from DCI or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of DCI or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Details of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Details.

            10.5 Reinstatement. The guarantee contained in this Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the DCI Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of DCI or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, DCI or any substantial part of its property, or otherwise, all as though such payments had not been made.

            10.6 Payments. Details hereby agrees that any payments in respect of the DCI Obligations pursuant to this Section 10 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at its office specified in Section 11.2.

                            SECTION 11. MISCELLANEOUS

            11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each

Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 11.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by either of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (v) amend, modify or waive any provision of Section 2.6 or
2.7 without the written consent of the Swing Line Lender; (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (vii) amend, modify or waive any provision of Section 2.11(d) providing for the application of any mandatory prepayments which would reduce the amount or delay the application of any payment to be applied to any Facility without the written consent of the Majority Facility Lenders in respect of such Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Borrowers and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Company and the Borrowers: Details, Inc.
                               1231 Simon Circle
                               Anaheim, California 92806
                               Attention: Chief Financial Officer
                               Telecopy:  (714) 630-9438
                               Dynamic Circuits, Inc.
                               1831 Tarob Court
                               Milpitas, California 95035
                               Attention: Chief Financial Officer
                               Telecopy:  (408) 935-9104

          with copies to:      Bain Capital, Inc.
                               Two Copley Plaza
                               6th Floor
                               Boston, Massachusetts 02116
                               Attention: David Dominik/Prescott Ashe/Steve Zide
                               Telecopy:  (617) 572-3274

                               Ropes & Gray
                               One International Place
                               Boston, Massachusetts 02110
                               Attention: Philip J. Smith
                               Telecopy:  (617) 951-7050

The Administrative Agent:      The Chase Manhattan Bank
                               c/o The Loan and Agency Services Group
                               1 Chase Manhattan Plaza -8th Floor
                               New York, New York, 10081
                               Attention: Janet Belden
                               Telecopy:  (212) 552-5658


          with a copy to:      The Chase Manhattan Bank
                               270 Park Avenue
                               New York, New York 10017
                               Attention: John Huber
                               Telecopy:  (212) 270-4584

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            11.5 Payment of Expenses and Taxes. Each of the Borrowers agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities result from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            11.6 Successors and Assigns: Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, without the consent of the Company or either of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and
2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate or Approved Fund thereof or, with the consent of Details and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by Details and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate or Approved Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed to by Details and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this
Section 11.6, the consent of Details shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 8 shall have occurred and be continuing.

            (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by Details and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto; provided however, that no such fee shall be payable in the case of an assignment to another Lender or an Affiliate of a Lender or Approved Fund; and provided further that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 such fee shall be payable for all such contemporaneous assignments.

            (f) (i) To the extent requested by any Lender, the Loans made by such Lender shall be evidenced by a Note issued by the Borrowers, substantially in the form of Exhibit F-1, F-2 or F-3, as the case may be, payable to the order of such Lender (or, in the case of any Alternative Note, payable to such Lender or its registered assigns). Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrowers' obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrowers, at their own expense, shall, to the extent requested by the Assignee, execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date.

            (ii) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) substantially in the form of Exhibit F-3 (each, an "Alternative Note"). Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes. Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by Section 2.19(b). An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligations evidenced thereby shall be effective unless it has been recorded in the Register.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            11.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company or the Borrowers, any such notice being expressly waived by the Company and the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Company or either of the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company or the Borrowers. Each Lender agrees promptly to notify the Company, the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Details and the Administrative Agent.

            11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Company, the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            11.12 Submission To Jurisdiction; Waivers. Each of the Company and the Borrowers hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Borrowers, as the case may be at its address set forth in
      Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

            11.13 Acknowledgements. Each of the Company and the Borrowers hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company, the Borrowers and the Lenders.

            11.14 WAIVERS OF JURY TRIAL. THE COMPANY, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            11.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to use reasonable efforts to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this
Section 11.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.15, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   DETAILS CAPITAL CORP.


                                   By: /s/ Joseph P. Gisch
                                       ---------------------------------
                                       Name:  Joseph P. Gisch
                                       Title: Chief Financial Officer


                                   DETAILS, INC.


                                   By: /s/ Joseph P. Gisch
                                       ---------------------------------
                                       Name:  Joseph P. Gisch
                                       Title: Chief Financial Officer


                                   DYNAMIC CIRCUITS, INC.


                                   By: /s/ Joseph P. Gisch
                                       ---------------------------------
                                       Name:  Joseph P. Gisch
                                       Title: Chief Financial Officer



                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent, Collateral Agent, Co-
                                   Syndication Agent and as a Lender


                                   By: /s/ Lawrence Palumbo, Jr.
                                       ---------------------------------
                                       Name:  Lawrence Palumbo, Jr.
                                       Title: Vice President



                                   BANKERS TRUST COMPANY, as Documentation
                                   Agent, Co-Syndication Agent and as a Lender

                                   By: /s/ Gina S. Thompson
                                       -------------------------------
                                       Name: GINA S. THOMPSON
                                       Title: VICE PRESIDENT

                                     DRESDNER BANK AG, NEW YORK AND
                                     GRAND CAYMAN BRANCHES, as Co-Agent
                                     and as a Lender


                                     By: /s/ Peter M. Kay
                                         -------------------------------
                                         Name: Peter M. Kay
                                         Title: Vice President


                                     By: /s/ Christopher G. Todaro
                                         -------------------------------
                                         Name: Christopher G. Todaro
                                         Title: Assistant Treasurer

                                     STATE STREET BANK AND TRUST COMPANY


                                     By: /s/ R. Scott Haskell
                                         -------------------------------
                                         Name: R. SCOTT HASKELL
                                         Title: Vice President

                                     THE BANK OF NOVA SCOTIA


                                     By: /s/ Chris Osborn
                                         -------------------------------
                                         Name: Chris Osborn
                                         Title: Relationship Manager

                                     BANKBOSTON


                                     By: /s/ John B. Desmond
                                         -------------------------------
                                         Name: John B. Desmond
                                         Title: Vice President

                                     FLEET NATIONAL BANK


                                     By: /s/ Howard J. Diamond
                                         -------------------------------
                                         Name: Howard J. Diamond
                                         Title: Assistant Vice President

                                     IBJ SCHRODER BANK & TRUST COMPANY


                                     By: /s/ Mark H. Minter
                                         -------------------------------
                                         Name: MARK H. MINTER
                                         Title: MANAGING DIRECTOR

                                     CREDITANSTALT CORPORATE FINANCE


                                     By: [ILLEGIBLE]
                                         -------------------------------
                                         Name: [ILLEGIBLE]
                                         Title: [ILLEGIBLE]


                                     By: /s/ Greg Roux
                                         -------------------------------
                                         Name: Greg Roux
                                         Title: Vice President

                                     KZH CRESCENT-2 LLC


                                     By: /s/ Virginia Conway
                                         -------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                     KZH CRESCENT LLC


                                     By: /s/ Virginia Conway
                                         -------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                     CRESCENT/MACH I PARTNERS, L.P.
                                     By: TCW Asset Management Company, Its
                                     Investment Manager


                                     By: /s/ Justin L. Driscoll
                                         -------------------------------
                                         Name: JUSTIN L. DRISCOLL
                                         Title: Senior Vice President

                                     MERRILL LYNCH PRIME RATE PORTFOLIO
                                     By: Merrill Lynch Asset Management, L.P.,
                                         as Investment Advisor


                                         /s/ Andrew C. Liggio
                                         -------------------------------
                                         ANDREW C. LIGGIO
                                         AUTHORIZED SIGNATORY

                                     MERRILL LYNCH SENIOR FLOATING RATE
                                     FUND, INC.


                                     By: /s/ Andrew C. Liggio
                                         -------------------------------
                                         ANDREW C. LIGGIO
                                         AUTHORIZED SIGNATORY

                                     KZH-LV LLC


                                     By: /s/ Virginia Conway
                                         -------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                     MORGAN STANLEY DEAN WITTER PRIME
                                     INCOME TRUST


                                     By: Peter Gewitz
                                         -------------------------------
                                         Name: Peter Gewitz
                                         Title: Authorized Signatory

                                     CYPRESSTREE SENIOR FLOATING RATE FUND
                                     By: CypressTree Investment Management
                                         Company, Inc., as Portfolio Manager


                                     By: Catherine C. McDermott
                                         -------------------------------
                                         Name: CATHERINE C. McDERMOTT
                                         Title: PRINCIPAL

                                     CYPRESSTREE INSTITUTIONAL FUND, LLC
                                     By: CypressTree Investment Management
                                         Company, Inc., as Managing Member


                                     By: Catherine C. McDermott
                                         -------------------------------
                                         Name: CATHERINE C. McDERMOTT
                                         Title: PRINCIPAL

                                     KZH CYPRESSTREE-1 LLC


                                     By: /s/ Virginia Conway
                                         -------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                     KZH SHENKMAN LLC


                                     By: /s/ Virginia Conway
                                         -------------------------------
                                         Name: Virginia Conway
                                         Title: Authorized Agent

                                     PILGRIM AMERICA PRIME RATE TRUST
                                     By: Pilgrim America Investments Inc., as
                                         its investment manager


                                     By: /s/ Robert L. Wilson
                                         -------------------------------
                                         Name: Robert L. Wilson
                                         Title: Vice President

                                                                         Annex A

            PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS
                    TRANCHE A TERM LOANS AND COMMITMENT FEES

================================================================================
                      Applicable Margin          Applicable
                        for Eurodollar         Margin for ABR
  Consolidated        Loans and Letters        Loans and Swing        Commitment
 Leverage Ratio           of Credit              Line Loans            Fee Rate
--------------------------------------------------------------------------------
greater than or equal to
  5.00 to 1.0              2.25%                   1.25%               0.50%
--------------------------------------------------------------------------------
less than
  5.00 to 1.0 and
greater than or equal to
  4.00 to 1.0              2.00%                   1.00%               0.50%
--------------------------------------------------------------------------------
less than
  4.00 to 1.0 and
greater than or equal to
  3.00 to 1.0              1.75%                   0.75%               0.375%
--------------------------------------------------------------------------------
less than
  3.00 to 1.0 and
greater than or equal to
  2.50 to 1.0              1.50%                   0.50%               0.375%
--------------------------------------------------------------------------------
less than
  2.50 to 1.0              1.25%                   0.25%               0.375%
================================================================================

Changes in the Applicable Margin with respect to Tranche A Term Loans or Revolving Credit Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, if the Administrative Agent or the Required Lenders so determine, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than
5.00 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing and the Administrative Agent or the Required Lenders so determine, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of Details ending at the end of the period covered by the relevant financial statements.

                                                                   Schedule 1.1A

                                   Commitments

                                                                   SCHEDULE 1.1A

                                   COMMITMENTS

================================================================================================================
                                                           Tranche A                              Revolving
                                                           Term Loan         Tranche B Term       Credit
               Lender                   Total Allocation   Commitment        Loan Commitment      Commitment
================================================================================================================
The Chase Manhattan Bank                $77,500,000.00     $15,750,000.00    $55,000,000.00    $6,750,000.00
----------------------------------------------------------------------------------------------------------------
Bankers Trust Company                   $22,500,000.00     $15,750,000.00                      $6,750,000.00
----------------------------------------------------------------------------------------------------------------
Dresdner Bank AG, New York and Grand
Cayman Branches                         $20,000,000.00     $14,000,000.00                      $6,000,000.00
----------------------------------------------------------------------------------------------------------------
State Street Bank & Trust               $20,000,000.00     $14,000,000.00                      $6,000,000.00
----------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                 $15,000,000.00     $10,500,000.00                      $4,500,000.00
----------------------------------------------------------------------------------------------------------------
BankBoston                              $15,000,000.00     $10,500,000.00                      $4,500,000.00
----------------------------------------------------------------------------------------------------------------
Fleet National Bank                     $15,000,000.00     $10,500,000.00                      $4,500,000.00
----------------------------------------------------------------------------------------------------------------
IBJ Schroder Bank & Trust Company       $15,000,000.00     $7,000,000.00     $5,000,000.00     $3,000,000.00
----------------------------------------------------------------------------------------------------------------
CreditAnstalt Corporate Finance         $15,000,000.00     $7,000,000.00     $5,000,000.00     $3,000,000.00
----------------------------------------------------------------------------------------------------------------
Sankaty High Yield Partners             $20,000,000.00                       $20,000,000.00
----------------------------------------------------------------------------------------------------------------
Trust Company of the West               $19,000,000.00                       $19,000,000.00
----------------------------------------------------------------------------------------------------------------
Merrill Lynch Asset Management          $11,000,000.00                       $11,000,000.00
----------------------------------------------------------------------------------------------------------------
First Dominion                          $9,000,000.00                        $9,000,000.00
----------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter              $9,000,000.00                        $9,000,000.00
----------------------------------------------------------------------------------------------------------------
CypressTree                             $6,500,00.00                         $6,500,000.00
----------------------------------------------------------------------------------------------------------------
Shenkman Capital Management             $6,000,000.00                        $6,000,000.00
----------------------------------------------------------------------------------------------------------------
Pilgrim America Investments, Inc.       $4,500,000.00                        $4,500,000.00
----------------------------------------------------------------------------------------------------------------
TOTALS                                  $300,000,000.00    $105,000,000.00   $150,000,000.00   $45,000,000.00
                                        ===============    ===============   ===============   ==============
================================================================================================================

                                                                   Schedule 1.1B

                               Mortgaged Property

                                                                   Schedule 1.1B

                               Mortgaged Property

I.    Details Capital Corp.

      None.

II.   Details, Inc.

      None.

III.  Dynamic Circuits, Inc.

      Cuplex, Inc. owns a property located at 1500 E. Highway 66, Garland, Texas 75040.

                                                                    Schedule 4.4

                   Consents, Authorizations, Filings, Notices

                                                                    Schedule 4.4

                   Consents, Authorizations, Filings, Notices

I.    Details Capital Corp.

      None required.

II.   Details, Inc.

      None required.

III.  Dynamic Circuits, Inc.

      A.    Landlord Consents

            i.    1988 Tarob Court, Milpitas, CA
            ii.   1242 Birchwood Drive, Sunnyvale, CA
            iii.  3340 Bassett Street, Santa Clara, CA (month to month tenancy)

      B.    Other

            i. Credit Agreement dated as of October 9, 1997 among Dynamic Circuits, Inc., Bankers Trust and various lenders.

            ii. Lease Agreement dated 12/19/94 between Dynamic Circuits, Inc. and Imaging Financial Services, Inc.

            iii. Equipment Purchase Contract among Morton International, Inc., Morton Electronic Materials group and Dynamic Circuits, Inc..

            iv. General Electric Capital Corporation - Savin Copier Lease Agreement.

            v.    AmeriGas Propane Supply Agreement and Equipment Lease.

            vi. Aqua Mer Materials Sales Agreement by and between Dynamic Circuits, Inc. and MacDermid Imaging Technology Incorporated.

            vii. Purchase Agreement between Dynamic Circuits, Inc. and Polyclad Laminates, Inc.

      C.    Cuplex, Inc.

            i.    Landlord Consents

                                                                   Schedule 4.10

                                      Taxes

                                                                   Schedule 4.10

                                      Taxes

I.    Details Capital Corp.

      None.

II.   Details, Inc.

      A. Sales audit occurred for the period from December 1994 through March 1997. Audit field work is complete but Details, Inc. has not received official notice. Management anticipates that any adjustments would be immaterial.

      B. Details, Inc. has received notice of IRS Audit for the 1996 fiscal year.

      C.    Colorado Springs Circuits, Inc. dba NTI

            There was recently a State of Colorado Department of Revenue audit of NTI's state sales, use, and payroll taxes for the periods 9/94 - 8/97. As of October 22, 1997, there were disputed issues in the approximate amount of $50,000 plus interest and penalties, if any.

III.  Dynamic Circuits, Inc.

      A.    Cuplex, Inc.

            Cuplex was assessed a fine of approximately $6,000 in June 1998 for delinquency in paying payroll/sales taxes, but no liability for the payment of such taxes exists.

                                                                   Schedule 4.15

                                  Subsidiaries

                                                                   Schedule 4.15

                                  Subsidiaries

As of the first closing date:

I. Details Capital Corp. will directly own all the outstanding capital stock of Details, Inc.

II. Details, Inc. will directly own all the outstanding capital stock of Colorado Springs Circuits, Inc. dba NTI, Details Global Sales, Inc., a Virgin Islands corporation and Details Europe Limited, a private limited company incorporated under the Companies Act of 1985 of England and Wales.

III. Dynamic Circuits, Inc. will directly own all the outstanding capital stock of Cuplex, Inc. and 80% of the equity interests in DCI/Design Plus, LLC.

As of the second closing date:

I. Details Capital Corp. will directly own all the outstanding capital stock of Details, Inc.

II. Details, Inc. will directly own all the outstanding capital stock of Dynamic Circuits, Inc., Colorado Springs Circuits, Inc. dba NTI, Details Global Sales, Inc., and Details Europe Limited.

III. Dynamic Circuits, Inc. will directly own all the outstanding capital stock of Cuplex, Inc. and 80% of the outstanding capital stock of DCI/Design Plus, LLC.

                                                                        Schedule

                            UCC Filing Jurisdictions

                                                                Schedule 4.19(a)

                            UCC Filing Jurisdictions

Details Capital Corp.

      Secretary of State of California

Details, Inc.

I.    Secretary of State of California

II.   Colorado Springs Circuits. Inc. dba NTI

      A.    Secretary of State of Colorado
            i.    El Paso County

Dynamic Circuits, Inc.

I.    Secretary of State of California

II.   Secretary of State of Colorado
      A.    Jefferson County

III.  Secretary of State of Florida

IV.   Maryland State Department of Assessments and Taxation

V.    Secretary of State of North Carolina

VI.   Cuplex, Inc.

      A.    Troup County, Georgia

      B.    Secretary of State of Massachusetts
            i.    Town of Marlborough

      C.    Secretary of State of Texas
            i.    Collin County
            ii.   Dallas County

                                                                Schedule 4.19(b)

                         Mortgage Filing Jurisdictions

                                                                Schedule 4.19(b)

                          Mortgage Filing Jurisdictions

I.    Details Capital Corp.

      None.

II.   Details. Inc.

      None.

III.  Dynamic Circuits. Inc.

      Dallas County (Texas) Registry of Deeds.

                                                                 Schedule 7.2(e)

                             Existing Indebtedness

                                                                 Schedule 7.2(e)

                              Existing Indebtedness

I.    Details Capital Corp.

      Indenture dated November 18, 1997 between Details Capital Corp. (as successor to Details Holdings Corp.) and the State Street Bank and Trust Company, as trustee, as amended.

II.   Details. Inc.

      A. Indenture dated November 18, 1997 between Details, Inc. and the State Street Bank and Trust Company, as trustee.

      B. Leases dated February 28, 1998 and June 12, 1998 between Details, Inc. and Orbotech, Inc. relating to the short-term financing of two Automated Optical Inspection machines.

III.  Dynamic Circuits. Inc.

      Intercompany indebtedness in the amount of approximately $33,400,000 owed to Details Intermediate Holdings Corp. by Dynamic Circuits, Inc., incurred on July 23, 1998.

                                                                 Schedule 7.3(e)

                                 Existing Liens

                                                                 Schedule 7.3(e)

                                 Existing Liens

I.    Details Capital Corp.

      None.

II.   Details. Inc.

      A. UCC-1 filed with the Secretary of State of California by Orbotech, Inc. on February 27, 1998, Filing No. 9806260789.

      B. UCC-1 filed with the Secretary of State of California by Orbotech, Inc. on February 27, 1998, Filing No. 9806260789.

III.  Dynamic Circuits, Inc.

      None.

                                                                       Exhibit A

================================================================================

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                       DETAILS INTERMEDIATE HOLDING CORP.,

                             DETAILS CAPITAL CORP.,

                                 DETAILS, INC.,

                             DYNAMIC CIRCUITS, INC.,

                        and certain of their Subsidiaries

                                   in favor of

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                            Dated as of July 23, 1998

================================================================================

                                TABLE OF CONTENTS
                                                                       Page
                                                                       ----
 SECTION 1. DEFINED TERMS .............................................  1
     1.1  Definitions .................................................  1
     1.2  Other Definitional Provisions ...............................  5

SECTION  2. GUARANTEE .................................................  5
     2.1  Guarantee ...................................................  5
     2.2  Right of Contribution .......................................  6
     2.3  No Subrogation ..............................................  6
     2.4  Amendments, etc. with respect to the Borrower Obligations ...  6
     2.5  Guarantee Absolute and Unconditional ........................  7
     2.6  Reinstatement ...............................................  8
     2.7  Payments ....................................................  8

SECTION 3. GRANT OF SECURITY INTEREST .................................  8

SECTION 4. REPRESENTATIONS AND WARRANTIES .............................  9
     4.1  Representations in Credit Agreement .........................  9
     4.2  Title; No Other Liens .......................................  9
     4.3  Perfected First Priority Liens ..............................  9
     4.4  Chief Executive Office ......................................  9
     4.5  Inventory and Equipment .....................................  9
     4.6  Farm Products ...............................................  9
     4.7  Pledged Securities .......................................... 10
     4.8  Receivables ................................................. 10
     4.9  Intellectual Property ....................................... 10

SECTION 5. COVENANTS .................................................. 11
     5.1  Delivery of Instruments and Chattel Paper ................... 11
     5.2  Maintenance of Insurance .................................... 11
     5.3  Payment of Obligations ...................................... 11
     5.4  Maintenance of Perfected Security Interest; Further
            Documentation ............................................. 11
     5.5  Changes in Locations, Name, etc ............................. 12
     5.6  Notices ..................................................... 12
     5.7  Pledged Securities .......................................... 12
     5.8  Receivables ................................................. 13
     5.9  Intellectual Property ....................................... 13

SECTION 6. REMEDIAL PROVISIONS ........................................ 15
     6.1  Certain Matters Relating to Receivables ..................... 15
     6.2  Communications with Obligors; Grantors Remain Liable ........ 15
     6.3  Pledged Stock ............................................... 16
     6.4  Proceeds to be Turned Over To Administrative Agent .......... 17
     6.5  Application of Proceeds ..................................... 17
     6.6  Code and Other Remedies ..................................... 17
     6.7  Registration Rights ......................................... 18

                                                                       Page
                                                                       ----
     6.8  Waiver, Deficiency .......................................... 19

SECTION 7. THE ADMINISTRATIVE AGENT ................................... 19
     7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc . 19
     7.2  Duty of Administrative Agent ................................ 20
     7.3  Execution of Financing Statements ........................... 21
     7.4  Authority of Administrative Agent ........................... 21

SECTION   8. MISCELLANEOUS ............................................ 21
     8.1  Amendments in Writing ....................................... 21
     8.2  Notices ..................................................... 21
     8.3  No Waiver by Course of Conduct; Cumulative Remedies ......... 21
     8.4  Enforcement Expenses; Indemnification ....................... 22
     8.5  Successors and Assigns ...................................... 22
     8.6  Set-Off ..................................................... 22
     8.7  Counterparts ................................................ 23
     8.8  Severability ................................................ 23
     8.9  Section Headings ............................................ 23
     8.10 Integration ................................................. 23

     8.11 GOVERNING LAW ............................................... 23
     8.12 Submission To Jurisdiction; Waivers ......................... 23
     8.13 Acknowledgements ............................................ 24

     8.14 WAIVER OF JURY TRIAL ........................................ 24
     8.15 Additional Grantors ......................................... 24
     8.16 Releases .................................................... 24

                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 23, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Details, Inc. (the "Details"), Dynamic Circuits, Inc. ("DCI", and collectively with Details, the "Borrowers", and individually, a "Borrower"), the Lenders and the Administrative Agent

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to either of the Borrowers upon the terms and subject to the conditions set forth therein;

            WHEREAS, each of the Borrowers are members of an affiliated group of companies that includes each other Grantor,

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement may be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective initial extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

            (b) The following terms shall have the following meanings:

            "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations": the collective reference to the DCI Obligations (as defined in the Credit Agreement) and the Details Obligations.

            "Collateral": as defined in Section 3.

            "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

            "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof

            "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent the grant by such Grantor of a security interest pursuant to this Agreement in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

            "Details Obligations": the collective reference to the unpaid principal of and interest on the Loans made to Details and the Reimbursement Obligations of Details and all other obligations and liabilities of Details (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of such Loans and such Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Details, in its capacity as a borrower under the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by Details with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by Details pursuant to the terms of any of the foregoing agreements).

            "Domestic Issuer": any Issuer that is organized under the laws of any jurisdiction within the United States.

            "Foreign Issuer": any Issuer that is organized under the laws of any jurisdiction outside the United States.

            "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

            "Guarantors": the collective reference to each Grantor other than
      (i) with respect to the DCI Obligations only, DCI, (ii) with respect to the Details Obligations only, Details, and and (iii) any Grantor that is a Foreign Subsidiary.

            "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note": any promissory note evidencing loans made by any Grantor to its direct or indirect parent or any of its Subsidiaries.

            "Issuers": the collective reference to each issuer of a Pledged Security.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York

            "Obligations": (i) in the case of Details, the Details Obligations,
      (ii) in the case of DCI, the DCI Obligations, and (iii) in the case of each Guarantor, its Guarantor Obligations.

            "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof; all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in
      Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6 to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

            "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) or any Investment Property.

            "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect or any Investment Property.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Securities Act": the Securities Act of 1933, as amended.

            "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6 and (ii) the right to obtain all renewals thereof.

            "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6 to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

            1.2 Other Definitional Provisions. (a) The words "hereof;" "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

            2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

            (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

            (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement either of the Borrowers may be free from any Borrower Obligations.

            (e) No payment made by the Borrowers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the maximum liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

            2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the maximum liability of such Subsidiary Guarantor hereunder.

            2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against either of the Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from either of the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor for the account of the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the

Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

            2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment of the Borrower Obligations and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees to the fullest extent permitted by applicable law that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Administrative Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either of the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

            Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

            (a) all Accounts;

            (b) all Chattel Paper;

            (c) all Documents;

            (d) all Equipment;

            (e) all General Intangibles;

            (f) all Instruments;

            (g) all Intellectual Property;

            (h) all Inventory;

            (i) all Investment Property;

            (j) all Pledged Securities;

            (k) all books and records pertaining to the Collateral; and

            (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

            Notwithstanding the foregoing, such Collateral does not include any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein. In addition, in the event that any Grantor disposes of assets, in a transaction permitted by Section 7.5 of the Credit Agreement, such assets, but not the proceeds or products thereof, shall be released from the Lien on the Collateral.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

            4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to either of the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

            4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

            4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

            4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

            4.5 Inventory and Equipment. On the date hereof; the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

            4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute (i) all the issued and outstanding shares of all classes of the Capital Stock of each Domestic Issuer owned by such Grantor and (ii) 65% of the issued and outstanding shares of all classes of the Capital Stock of each Foreign Issuer owned by such Grantor.

            (b) All the shares of the Pledged Stock issued by either of the Borrowers or any of its Subsidiaries have been duly and validly issued and are fully paid and nonassessable.

            (c) Each of the Pledged Notes of either of the Borrowers or any of its Subsidiaries constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of; any other Person, except the security interest created by this Agreement.

            4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

            (b) Not more than 5% of the aggregate amount of the then outstanding Receivables relate to obligors which are Governmental Authorities.

            (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

            4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

            (b) Each Grantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such Grantor know of any valid basis for any such claim. The use by such Grantor of Intellectual Property which is material to the operations of the Borrowers and their respective Subsidiaries does not infringe on the rights of any Person in any material respect. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect

            (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                              SECTION 5. COVENANTS

            Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            5.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper not constituting Investment Property, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement

            5.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory and Equipment or to any motor vehicles owned or operated by such Grantor, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

            (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof; (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent

            (c) The Borrowers shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance at the time of delivery of the financial statements described in Section 6.1(a) of the Credit Agreement

            5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            5.4 Maintenance of Perfected Security Interest, Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

            (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

            (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

            (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

            5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

            (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            5.7 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer or any Investment Property, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property for the account of the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

            (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, in each case, to any Person other than the Administrative Agent, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

            (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it

            5.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

            (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

            5.9 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except in each case to the extent that taking, or omitting to take, such action would not have a Material Adverse Effect.

            (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public, except in each case to the extent that taking, or omitting to take, such action would not have a Material Adverse Effect.

            (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain, except to the extent that taking such action would not have a Material Adverse Effect.

            (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property tights of any other Person, except to the extent that taking such action would not have a Material Adverse Effect.

            (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

            (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

            (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual

Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 6. REMEDIAL PROVISIONS

            6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications; provided, that prior to a Default or Event of Default such test verifications shall be done without any notice that the verification is being done by a secured party being given to any of the obligors on such Receivables. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

            (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor for the account of the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

            (c) At the Administrative Agent's request upon the occurrence of a Default or an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            6.2 Communications with Obligors: Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables; provided, that prior to the occurrence of an Event of Default, the Administrative Agent shall not indicate to any obligors that the verification is being done by a secured party.

            (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

            (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

            (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

            (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder, if an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights to such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent

            6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section
6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor for the account of the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

            6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrowers or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

            6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

            6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

            (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

            (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                       SECTION 7. THE ADMINISTRATIVE AGENT

            7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

            (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iv) execute, in connection with any sale provided for in Section
      6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v)(i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
      (iii) sign and indorse any
      invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate;
      (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

      Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any tights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 8. MISCELLANEOUS

            8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with subsection 11.1 of the Credit Agreement

            8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

            8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

            (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

            (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to subsection 11.5 of the Credit Agreement.

            (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

            8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

            8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

            8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

            8.13 Acknowledgements. Each Grantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

            8.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            8.15 Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other then accrued Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrowers, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrowers shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

            (c) Upon the occurrence of the Second Closing Date and the contribution of all of the Capital Stock of DCI by New Intermediate Holdco to Details Capital Corp., New Intermediate Holdco shall cease to be a Guarantor and a Grantor without any further action on the part of New Intermediate Holdco, the Administrative Agent or any of the Lenders. DCI shall remain a Guarantor and Grantor for all purposes hereunder and the Capital Stock of DCI owned by Details shall be deemed to be Pledged Stock pledged by Details pursuant to the terms hereof. Furthermore, it is understood and agreed that prior to the Second Closing Date DCI and Cuplex, Inc. shall be Guarantors and Grantors with respect to the DCI Obligations only and shall not have any obligation with respect to the Details Obligations.

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        DETAILS INTERMEDIATE HOLDING CORP.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title:


                                        DETAILS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title:


                                        DYNAMIC CIRCUITS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title: Vice President, CFO and
                                                  Secretary


                                        CUPLEX, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title: Senior Vice President, CFO
                                                  and Secretary


                                        COLORADO SPRINGS CIRCUITS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title:

                                        DETAILS CAPITAL CORP.


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                           Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2

                       DESCRIPTION OF PLEDGED SECURITIES



Pledged Stock:


     Issuer         Class of Stock      Stock Certificate No.    No. of Shares
--------------------------------------------------------------------------------







Pledged Notes:


              Issuer                Payee                Principal Amount
--------------------------------------------------------------------------------

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

         [List each office where a financing statement is to be filed]*

                          Patent and Trademark Filings

                               [List all filings]

                     Actions with respect to Pledged Stock**

                                  Other Actions

                      [Describe other actions to be taken]

----------
* Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

** If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, the procedures for creation of the pledge specified in 8-313(h) of the New York UCC will have to be followed. These procedures involve notification to the financial intermediary.

                                                                      Schedule 4

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                    Grantor                                Location
                    -------                                --------

                                                                      Schedule 5

                       LOCATION OF INVENTORY AND EQUIPMENT

                    Grantor                                Locations
                    -------                                ---------

                                                                      Schedule 6

                        COPYRIGHTS AND COPYRIGHT LICENSES

                           PATENTS AND PATENT LICENSES

                        TRADEMARKS AND TRADEMARK LICENSES

                         ACKNOWLEDGEMENT AND CONSENT***

      The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of July 23, 1998 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

      3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                        [NAME OF ISSUER]

                                        By _____________________________________

                                        Title __________________________________

                                        Address for Notices:

                                        ________________________________________

                                        ________________________________________

                                        Fax:____________________________________

----------
      *** This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. if a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement

            ASSUMPTION AGREEMENT, dated as of___________ 19__, made by ______________________________ a ______________ corporation (the "Additional
Grantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

            WHEREAS, Details, Inc. (the "Details"), Dynamic Circuits, Inc. ("DCI"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

            WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Guarantee and Collateral Agreement By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _________**** to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

----------
**** Refer to each Schedule which needs to be supplemented.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]

                                        By:_____________________________________
                                           Name:
                                           Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

I.    Details Intermediate Holdings Corp.
      1220 Simon Circle
      Anaheim, California 92806
      Attention:  Chief Financial Officer
      Telecopy:   (714) 630-9438

II.   Details, Inc.
      1220 Simon Circle
      Anaheim, California 92806
      Attention:  Chief Financial Officer
      Telecopy:   (714) 630-9438

III.  Colorado Springs Circuits, Inc. dba NTI
      980 Technology Court
      Colorado Springs, CO 80910
      Attention:  Chief Financial Officer
      Telecopy:   (719) 574-4905

IV.   Dynamic Circuits, Inc.
      1831 Tarob Court
      Milpitas, California 95035
      Attention:  Chief Financial Officer
      Telecopy:   (408) 935-9104

V.    Cuplex, Inc.
      1831 Tarob Court
      Milpitas, California 95035
      Attention:  Chief Financial Officer
      Telecopy:   (408) 935-9104

                                                                      Schedule 2

                        DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

1.    1,000,000 shares of Common Stock of Colorado Springs Circuits, Inc. dba
      NTI.

2.    1,431,923 shares of Common Stock of Cuplex, Inc.

3.    65 Ordinary Shares, (pounds)1 each of Details Europe Limited.

4.    650 shares of Common Stock of Details Global Sales, Inc.

5.    Shares of Dynamic Circuits, Inc. held by Details Intermediate Holdings
      Corp.*

6.    Shares of Details, Inc. held by Details Capital Corp.

7.    Shares Dynamic Circuits, Inc. held by Details, Inc.

Pledged Notes:

1. Intercompany Note, dated as of October 9, 1997, between Dynamic Circuits, Inc., a Delaware corporation and Cuplex, Inc., a Delaware corporation, in which Dynamic Circuits, Inc. promised to pay Cuplex, Inc. the unpaid principal amount of all loans and advances made by Cuplex, Inc. to Dynamic Circuits, Inc., and the interest thereon.

2. Intercompany Note, dated as of October 9, 1997, between Dynamic Circuits, Inc., a Delaware corporation and Cuplex, Inc., a Delaware corporation, in which Cuplex, Inc. promised to pay Dynamic Circuits, Inc. the unpaid principal amount of all loans and advances made by Dynamic Circuits, Inc. to Cuplex, Inc., and the interest thereon.

* Pursuant to the Guarantee and Collateral Agreement, Details Intermediate Holdings Corp. shall cease to be a guarantor upon the Second Closing Date (as defined therein) and the pledge of Dynamic Circuits, Inc. shall no longer be deemed to be pledged by Details Intermediate Holdings Corp. thereafter.

                                                                      Schedule 3

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

Filing of Forms UCC-1 with the following jurisdictions:

      1.    Secretary of State of California.
      2.    Secretary of State of Colorado
            a.    El Paso County
            b.    Jefferson County
      3.    Secretary of State of Florida
      4.    Troup County, Georgia
      5.    Maryland State Department of Assessments and Taxation
      6.    Secretary of State of Massachusetts
            a.    Town of Marlborough
      7.    Secretary of State of North Carolina
      8.    Secretary of State of Texas
            a.    Coffin County
            b.    Dallas County

                                                                      Schedule 4

                    LOCATION OF JURISDICTION OF ORGANIZATION
                           AND CHIEF EXECUTIVE OFFICE

Grantor                                 Jurisdiction   Location
-------                                 ------------   --------

Details Intermediate Holdings Corp.     California     1220 Simon Circle
                                                       Anaheim, CA 92806

Details, Inc.                           California     1220 Simon Circle
                                                       Anaheim, CA 92806

Colorado Springs Circuits, Inc.         Colorado       980 Technology Court
dba NTI                                                Colorado Spgs, CO 80910

Dynamic Circuits, Inc.                  Delaware       1831 Tarob Court
                                                       Milpitas, CA 95035

Cuplex, Inc.                            Delaware       1500 East Highway 66
                                                       Garland, TX 75040

                                                                      Schedule 5

                       LOCATION OF INVENTORY AND EQUIPMENT

     Grantor           Address                Location
     -------           -------

Details Intermediate        1220 Simon Circle         Anaheim, California
Holdings Corp.

Details, Inc.               1205 Lance Lane           Anaheim, California
                            1290 Lance Lane           Anaheim, California
                            1270 Lance Lane           Anaheim, California
                            1260 Lance Lane           Anaheim, California
                            1240 Lance Lane           Anaheim, California
                            1220 Lance Lane           Anaheim, California
                            3021 East Coronado        Anaheim, California
                            1211 Simon Circle         Anaheim, California
                            1220 Simon Circle         Anaheim, California
                            1221 Simon Circle         Anaheim, California
                            1230 Simon Circle         Anaheim, California
                            1231 Simon Circle         Anaheim, California
                            1240 Simon Circle         Anaheim, California
                            1241 Simon Circle         Anaheim, California

Colorado Springs Circuits,  980 Technology Court      Colorado Springs, Colorado
Inc. dba NTI                6031-6035 Galley Road     Colorado Springs, Colorado
                            2115 Victor Place         Colorado Springs, Colorado

Dynamic Circuits, Inc.      1831 Tarob Court*         Milpitas, California
                            1988 Tarob Court*         Milpitas, California
                            781 E. Brokaw Road        San Jose, California
                            1850 Alison Way           San Jose, California
                            1242 Birchwood Drive      Sunnyvale, California
                            532 Pearl Street          Frederick, Maryland
                            927 East Newhaven Ave.    Melbourne, Florida

Cuplex, Inc.                265 Davis Road*           LaGrange, Georgia
                            410 Forest Street*        Marlborough, Massachusetts
                            11410 Pagemill Road*      Dallas, Texas
                            11420 Pagemill Road*      Dallas, Texas
                            1500 East Highway 66*     Garland, Texas
                            1137 E. Walnut Street     Garland, Texas

*Addresses contain inventory of both Dynamic Circuits, Inc. and Cuplex, Inc.

                                                                      Schedule 6

                        COPYRIGHTS AND COPYRIGHT LICENSES

None.

                           PATENTS AND PATENT LICENSES

None.

                        TRADEMARKS AND TRADEMARK LICENSES

a. Dynamic Circuits, Inc.: U.S. Registered Trademark No. 1,896,055 - Trademark for "D & design"

b. Dynamic Circuits, Inc.: U.S. Registered Trademark No. 1,894,984 for "DCI & design"

c. Dynamic Circuits, Inc.: U.S. Registered Trademark No. 1,952,341 for "DCI Dynamic Circuits Incorporated & design"

d. Dynamic Circuits, Inc.: California Trademark No. 099661 for "DCI - Dynamic Circuits, Incorporated"

                                                                       EXHIBIT B
                                                                              TO
                                                                CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

To:   The Lenders Parties to the
      Credit Agreement Described Below

            This Compliance Certificate is furnished pursuant to Section 6.2(b) of the Credit Agreement, dated as of July 23, 1998, among Details Capital Corp., a California corporation (the "Company"), Details, Inc. ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

            THE UNDERSIGNED HEREBY CERTIFIES THAT:

            1. I am the duly elected _________________ of the Company/Borrower;

            2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of the Company and Borrowers and its Subsidiaries for the accounting period covered by the attached financial statements;

            3. Except as set forth below, to the best of my knowledge, the Company and each of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements observed or performed all of its covenants and other agreements contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed or performed by it; and the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of such accounting period or as of the date of this Certificate, except as set forth below; and

            4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's, Borrowers' and each of their Subsidiary's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

            Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company and the Borrowers or the relevant Subsidiary has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support thereof, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Company and the Borrowers this _____ day of ________, __.


                                         DETAILS, INC.


                                         By______________________
                                         Name:
                                         Title:


                                         DYNAMIC CAPITAL INC.


                                         By______________________
                                         Name:
                                         Title:


                                         DETAILS CAPITAL CORP.


                                         By______________________
                                         Name:
                                         Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

             Schedule of Compliance as of ____________ __, ____ with
                       Section 7.1 of the Credit Agreement

                  (All calculations for trailing four quarters
              except as otherwise required by the Credit Agreement)

ss.7.1(a) Consolidated Leverage Ratio.

The ratio of

      (a) Consolidated Total Debt                                        _______

            Consolidated Total Debt is, at any date, the aggregate principal amount of all Indebtedness of Details and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

      To                                                                 _______

      (b) Consolidated EBITDA

            which is the Consolidated Net Income for Details and its     _______
            Subsidiaries

            plus the sum of                                              _______

            (i)   total income tax expenses

            (ii)  total interest expense                                 _______

            (iii) amortization or writeoff of debt discount and debt     _______
                  issuance costs and commissions, discounts and other fees and charges associated with Indebtedness
                  (including the Loans)

            (iv)  total depreciation expense

            (v)   total amortization expense (including amortization     _______
                  of intangibles (including, but not limited to, goodwill) and organization costs)

            (vi)  any extraordinary or non-recurring expenses or         _______
                  losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on the sales of assets outside of the ordinary course of business)

            (vii) charges for the write-off of any step-up in basis in   _______
                  inventory required in a transaction which is accounted for under the purchase method of accounting

           (viii) any other non-cash charges                             _______

            (ix) all management fees paid to Bain Capital and the Bain Affiliates permitted by Section 7.10,

         minus (to the extent included in the statement of such Consolidated Net Income for such period)

            (i)   interest income                                        _______

            (ii)  any extraordinary or non-recurring income or gains     _______
                  (including, whether or not otherwise includable as a separate item in the statement of such Consolidated
                  Net Income for such period, gains on the sales of assets outside of the ordinary course of business)

            (iii) any other non-cash income (other than non-cash         _______
                  income resulting from the Company's accrual method of accounting in accordance with past practice)

            Notwithstanding the foregoing, there shall be added to Consolidated EBITDA on a pro forma basis for purposes of computing the financial covenants for any period set forth in Section 7.1:

            (i)   the amount of compensation and other payments paid     _______
                  to James I. Swenson (not to exceed $[_________]) which were deducted in computing Consolidated Net
                  Income for such period

            (ii)  the expenses deducted in computing Consolidated Net    _______
                  Income for such period which were associated with the vesting and exercise by existing management of the Company of options on the Capital Stock of the Company on or prior to the Closing Date and the bonuses paid to such existing management pursuant to
                  Section 1.11 of the Transaction Agreement.

            Consolidated Net Income for any period is the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

            For purposes of determining the Consolidated Leverage Ratio at a time when less than four full fiscal quarters of the Company have begun after and fully elapsed since the Closing Date, Consolidated EBITDA for the relevant period shall be deemed to be the sum of (x) the aggregate Consolidated EBITDA of the Company for those fiscal quarters which have begun after and fully elapsed since the Closing Date and (y) the aggregate Consolidated EBITDA determined on a pro forma basis, as if the Four Transactions had occurred on the first day of such period) of Details for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date.

      CONSOLIDATED LEVERAGE RATIO (a)(b)                                 _______

      Must be less than or equal to                          [Insert from Table]
ss.7.1(b) Consolidated Interest Coverage Ratio.

The ratio of

      (a)   Consolidated EBITDA (see above)

      To

      (b)   Consolidated Interest Expense                                _______

            Consolidated Interest Expense for any period is all cash interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP) and the amount of the AHYDO Payment.

            For the purposes of determining the Consolidated Interest Coverage Ratio described above at a time when less than four full fiscal quarters of New Intermediate Holdco have begun after and fully elapsed since the Closing Date, (x) Consolidated EBITDA for the relevant period shall be deemed to be the sum of (i) the aggregate Consolidated EBITDA of the Company for those fiscal quarters which have begun after and fully elapsed since the Closing Date and
            (ii) the aggregate Consolidated EBITDA (determined on a pro forma basis, as if the Four Transactions had occurred on the first day of such period) of the Company for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date and (y) Consolidated Interest Expense shall be determined by annualizing the Consolidated Interest Expense of New Intermediate Holdco for those fiscal quarters which have begun after and fully elapsed since the Closing Date.

CONSOLIDATED INTEREST COVERAGE RATIO (a)(b)

Must be greater than or equal to                             [Insert from Table]
ss.7.1(c) Consolidated Fixed Charge Coverage Ratio (commencing with the period of four fiscal quarters ending on December 31, 1998).

The ratio of

      (a)   The difference between:

            (i)   Consolidated EBITDA (see above) and                    _______

            (ii)  The sum of:

                  o     the aggregate amount actually paid by Details    _______
                        and its Subsidiaries in cash during such period on account of Capital Expenditures
                        (excluding the principal amount of
                        Indebtedness incurred in connection with such expenditures and any Capital Expenditures financed with Reinvestment Deferred Amounts) and

                  o any provision for cash income taxes made by Details and its Subsidiaries on a consolidated basis in respect of such period.

To                                                                       _______

      (b)   Consolidated Fixed Charges

            Consolidated Fixed Charges is equal to the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of Details or any of its Subsidiaries (including the Term Loans).

CONSOLIDATED FIXED CHARGE COVERAGE RATIO (a)/(b)                         _______

Must be greater than or equal to                                         1.05

ss.7.1(d) Minimum EBITDA.

Consolidated EBITDA (see above) must be greater              [Insert from Table]
than or equal to

                                                                       EXHIBIT C
                                                                              TO
                                                                CREDIT AGREEMENT


                           FORM OF CLOSING CERTIFICATE

            Pursuant to subsection 5.1(h) of the Credit Agreement, dated as of July 23, 1998, among Details Capital Corp., a California corporation (the "Company"), Details, Inc., a Delaware corporation ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI" and collectively with Details, the "Borrowers"), the lenders and other financial institutions which are parties thereto (the "Lenders") and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (the "Credit Agreement"; terms defined therein being used herein as therein defined), the undersigned Officers of the Company/Borrowers hereby certify as follows:

                  1. The representations and warranties of each of the Loan
            Parties made on the Closing Date and set forth in each of the Loan Documents to which each is a party or which are contained in any certificate, document or financial or other statement furnished by or on behalf of each such Loan Party pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                  2. No Default or Event of Default has occurred and is
            continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

                  3. Since June 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect;

                  4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company/Borrowers, nor has any other event occurred affecting or threatening the corporate existence of the Company/Borrowers;

                  5. Neither the Company/Borrowers nor any of their Subsidiaries or Affiliates is subject to any litigation or other similar proceedings the effect of which has had or could reasonably be expected to have a Material Adverse Effect;

                  6. The chief executive office of the Company/Borrowers is
            located at _____________________;

                  7. The persons named below are duly authorized to execute and deliver, on behalf of the Company/Borrowers, the Credit Agreement, the Guarantee and Collateral Agreement and all certificates, notices, requests, reports and other documents and instruments delivered pursuant thereto or in connection therewith including, without limitation, Uniform Commercial Code financing statements for filing with any jurisdiction necessary to perfect the security interests of the Lenders (collectively, the "Credit Agreement Documents") such persons are now duly elected and qualified officers of the Company, holding the offices indicated next to their respective names (and such officers have held such offices with the Company/Borrowers at all times since [__________], to and including the date hereof) and the signature set forth on the signature line opposite their respective names is such officer's true and genuine signature:

            Name                   Signature                    Office
            ----                   ---------                    ------





                  8. Attached hereto as Annex A are true and correct copies of all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Company and the validity and enforceability against the Company/Borrowers of the Loan Documents to which it is a party and such consents, authorizations and filings are in full force and effect;

                  9. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of California; attached hereto as Annex B-1 is a true and complete copy of a Certificate, dated as of a recent date, of the Secretary of State of California as to the good standing of the Company under the laws of California;

                  10. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware; attached hereto as Annex B-2 is a true and complete copy of a Certificate, dated as of a recent date, of the Secretary of State of Delaware as to the good standing of each of the Borrowers under the laws of Delaware.

                  11. Attached hereto as Annex C is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company/Borrowers on [________ __], 1997 authorizing the execution, delivery and performance by the Company/Borrowers of the Credit Agreement Documents and of the Transaction Documents; such resolutions have not in any way been amended, modified, revoked or rescinded and such resolutions have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and have been filed with the minutes of the proceedings of the Board of Directors as required by Section _________ of the ________________; and such resolutions are the only corporate proceedings of the Company/Borrowers now in force relating to or affecting the matters referred to therein;

                  12. Attached hereto as Annex D is a true and complete copy of the By-Laws of the Company/Borrowers, in effect at all times since [__________], to and including the date hereof; such By-Laws have not been amended, modified, revoked or rescinded and such By-Laws have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect;

                  13. Attached hereto as Annex E is a true and complete copy of the Certificate of Incorporation of the Company/Borrowers, in effect at all times since [__________], to and including the date hereof; there has been no further amendment or other document filed affecting any such Certificate of Incorporation of the Company/Borrowers and no further amendment or other document has been authorized by the Board of Directors or stockholders of the Company/Borrowers.

            IN WITNESS WHEREOF, the undersigned have hereunto set our names.

__________________
____________
Secretary

            I, ____________,President, hereby certify that ______________ is the duly elected Secretary of the Company/Borrowers and that the signature shown above is his signature.

__________________

Date: ___________________, 1998

                                                                       EXHIBIT D
                                                                              TO
                                                                CREDIT AGREEMENT

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), Details, Inc. ("Details"), and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), the Lenders named therein and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility" collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of its Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.19(b) of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance

Name of Assignor: ___________________________________

Name of Assignee: ___________________________________

Effective Date of Assignment: _______________________

     Credit
Facility Assigned         Amount Assigned         Commitment Percentage Assigned

                            $ _________                _____. _____________%

[Name of Assignee]                      [Name of Assignor]


By: _____________________________       By: _____________________________
Title:                                  Title:


Consented to:                           Consented to:

THE CHASE MANHATTAN BANK,               DETAILS, INC.,
as Administrative Agent                 as Borrower
and as Issuing Lender


By: _____________________________       By: _____________________________
Title:                                  Title:


                                        DYNAMIC CIRCUITS, INC.,


                                        By: _____________________________
                                        Title:

                                                                       Exhibit E

                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                              FAX: (617) 951-7050

30 KENNEDY PLAZA                                             ONE FRANKLIN SQUARE
PROVIDENCE, RI 02903-2328                                    1301 K STREET. N.W.
(401) 455-4400                                                    SUITE 800 EAST
FAX: (401) 455-4401                                    WASHINGTON, DC 20005-3333
                                                                  (202) 626-3900
                                                             FAX: (202) 626-3961

                                  July 23, 1998

To each Agent and each
Lender party to each of the
Credit Agreements referred to below

Ladies and Gentlemen:

      This opinion is delivered to you pursuant to the Credit Agreement, dated as of July 23, 1998 (the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), Details, Inc., a California corporation ("Details"), Dynamic Circuits, Inc., a Delaware corporation ("DCI" and together with Details, the "Borrowers"), the lenders from time to time parry thereto, The Chase Manhattan Bank, as Collateral, Co-Syndication and Administrative Agent and Bankers Trust Company, as Documentation and Co-Syndication Agent. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

      We have acted as counsel to the Borrowers, the Company, Details Intermediate Holdings Corp., a California corporation ("Intermediate"), Cuplex, Inc., a Delaware corporation ("Cuplex") and Colorado Springs Circuits, Inc., a Colorado corporation ("NTI") in connection with the Credit Agreement and the Guarantee and Collateral Agreement which Agreements are collectively referred to as the "Credit Documents." We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public or corporate documents or records and have made such examination of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to questions of fact not independently verified by us, we have relied upon certificates of officers of the Borrowers, the Company, Intermediate, Cuplex and NTI, public officials and other appropriate persons and on the representations and warranties as to matters of fact contained in the Credit Agreement.

      The opinions expressed herein are limited to matters governed by the internal laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We call your attention to the fact that the Credit Documents provide that they are to be construed in accordance with and governed by the law of

To each Agent and each Lender party to
each of the Credit Agreements referred
to below


the State of New York. We are of the opinion that a Massachusetts court or a federal court sitting in Massachusetts would, under conflict of laws principles observed by the courts of Massachusetts, give effect to such provision. For purposes of rendering the opinions expressed below, we have assumed that New York law is in all respects identical to Massachusetts law.

      We also call your attention to the fact that the Company, Intermediate and Details are organized under the laws of the State of California. We have relied with respect to matters governed by the laws of the State of California upon the opinion to you dated this date of Stradling Yocca Carlson & Rauth. Said opinion is satisfactory in form and scope, and although we have made no independent investigation of such matters, we are of the opinion that you and we may properly rely thereon as to all matters covered thereby. For purposes of rendering the opinions expressed below, we have assumed that the execution and delivery of the Guarantee and Collateral Agreement by NTI was duly authorized under Colorado law.

      Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

      1. Each of DCI and Cuplex (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and, (ii) has the corporate power and authority to own its property and assets, to transact the business in which it is permitted to engage under the terms of the Credit Agreement and to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party.

      2. Each of the Borrowers, the Company, Intermediate, Cuplex and NTI has duly authorized, executed and delivered each of the Credit Documents to which it is a party, and (subject to the qualifications set forth in the unnumbered paragraphs at the end hereof) each such Credit Document constitutes the legal, valid and binding obligation of such of the Borrowers, the Company, Intermediate, Cuplex and NTI as are party thereto and each such Credit Document is enforceable in accordance with its terms against such of the Borrowers, the Company, Intermediate, Cuplex and NTI as are party thereto.

      3. Neither the execution, delivery or performance by the Borrowers, the Company, Intermediate, Cuplex or NTI of the Credit Documents (including, without limitation, the granting of Liens pursuant to the Guarantee and Collateral Agreement), nor compliance by the Borrowers, the Company, Intermediate, Cuplex or NTI with the terms and provisions thereof, will contravene any provision of any Massachusetts or Federal law, statute, rule or regulation or of the General Corporation Law of the State of Delaware.

      4. To our knowledge, after having made inquiry of officers of the Borrowers, the Company, Intermediate, Cuplex and NTI but without having investigated any governmental

To each Agent and each Lender party to
each of the Credit Agreements referred
to below


records or court documents, there are no actions, suits or proceedings pending against the borrowers, the Company, Intermediate, Cuplex or NTI which place in question the validity or enforceability of or seek to enjoin the performance of the Credit Documents.

      5. The provisions of the Guarantee and Collateral Agreement are sufficient to create a valid security interest in favor of the Administrative Agent in the Collateral described therein to the extent that such security interest can be created under Article 9 of the Uniform Commercial Code.

      6. Neither the Borrowers, the Company, Intermediate, Cuplex nor NTI is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7. Neither the making of the loans under the Credit Agreement, nor the application of the proceeds thereof as provided in the Credit Agreement will violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System as in effect on the date hereof.

      8. Subject to all of the assumptions and qualifications set forth therein, we hereby confirm to you our opinion dated this date under Section 5.3(f) of the Transaction Agreement and agree that you may rely on such opinion as if it were addressed to you.

      Our opinion that the Credit Documents constitute the legal, valid and binding obligation of such of the Borrowers, the Company, Intermediate, Cuplex or NTI as are party thereto, enforceable against each such Person in accordance with each of its terms, is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and secured parties and (b) general principles of equity, regardless of whether applied in proceedings in equity or at law. The opinions expressed herein do not purport to cover, and we express no opinion with respect to, the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law. The opinions expressed herein are subject to the qualification that the enforceability of provisions in the Credit Documents providing for indemnification or contribution may be limited by public policy considerations. In addition, we express no opinion (a) as to the extent to which broadly worded waivers may be enforced, (b) as to the enforceability of any provision of the Credit Documents which purports to grant the right of setoff to a purchaser of a participation in the loans outstanding thereunder or pursuant to the guarantees under the Guarantee and Collateral Agreement or (c) as to the extent to which provisions providing for submission to jurisdiction or waiver of service of process and venue will be enforced.

                                                                     EXHIBIT F-1
                                                                              TO
                                                                CREDIT AGREEMENT

                      FORM OF TRANCHE [A/B] TERM LOAN NOTE


$[________]                                                   New York, New York
                                                                   July 23, 1998


      FOR VALUE RECEIVED, the undersigned, Details, Inc., a California corporation ("Details"), and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), hereby unconditionally promise to pay to the order of [NAME OF LENDER] (the "Lender") at the office of TEE CHASE MANHATTAN BANK located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, (a) the principal amount of [___________________]($[________]) or, if less, (b)the unpaid principal amount of the Tranche [A/B] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, as hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in
Section 2.3 of the Credit Agreement. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.14 and
2.15 of the Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof (or on a continuation thereof which shall be attached hereto and made a part hereof) the date, Type and amount of the Tranche [A/B] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Euro currency Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrowers in respect of such Tranche [A/B] Term Loan.

      This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), the Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                   DETAILS, INC.


                                   ___________________________________
                                   Name:
                                   Title:


                                   DYNAMIC CIRCUITS, INC.


                                   ___________________________________
                                   Name:
                                   Title:

                                                                      Schedule A
                                                 to Tranche [A/B] Term Loan Note

                                           LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                   Amount     Amount of Principal     Amount of ABR
                                Converted to        of ABR          Loans Converted to       Unpaid Principal
Date     Amount of ABR Loans     ABR Loans       Loans Repaid       Eurocurrency Loans     Balance of ABR Loans     Notation Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                 to Tranche [A/B] Term Loan Note

                     LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

---------------------------------------------------------------------------------------------------------------
                                         Interest                     Amount of
                           Amount       Period and     Amount of     Eurocurrency     Unpaid
                          Converted    Eurocurrency   Principal of      Loans       Principal
            Amount of        to            Rate       Eurocurrency   Converted to   Balance of
          Eurocurrency  Eurocurrency   with Respect      Loans           ABR       Eurocurrency     Notation
  Date        Loans         Loans        Thereto         Repaid         Loans          Loans        Made By
---------------------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------------------

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                                                                     EXHIBIT F-2
                                                                              TO
                                                                CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE

$[________]                                                   New York, New York
                                                                   July 23, 1998

      FOR VALUE RECEIVED, the undersigned, Details, Inc., a California corporation ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), hereby unconditionally promise to pay to the order of [NAME OF LENDER] (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Scheduled Revolving Credit Commitment Termination Date or the earlier date of termination of the Revolving Credit Commitments as provided in the Credit Agreement, as hereinafter defined, the principal amount of (a) _______________ (_________) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to Section 2.4 of the Credit Agreement. The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Sections 2.14 and 2.15 of the Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Company in respect of such Revolving Credit Loan.

      This Note (a) is one of the Notes referred to in the Credit Agreement dated as of July 23, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), the Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                   DETAILS, INC.


                                   _____________________________________
                                   Name:
                                   Title:


                                   DYNAMIC CIRCUITS, INC.


                                   _____________________________________
                                   Name:
                                   Title:

                                                                      Schedule A
                                                        to Revolving Credit Note

                                           LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                   Amount     Amount of Principal     Amount of ABR
                                Converted to        of ABR          Loans Converted to       Unpaid Principal
Date     Amount of ABR Loans     ABR Loans       Loans Repaid       Eurocurrency Loans     Balance of ABR Loans     Notation Made By
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                                                                      Schedule B
                                                        to Revolving Credit Note

                     LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

---------------------------------------------------------------------------------------------------------------
                                         Interest                     Amount of
                           Amount       Period and     Amount of     Eurocurrency     Unpaid
                          Converted    Eurocurrency   Principal of      Loans       Principal
            Amount of        to            Rate       Eurocurrency   Converted to   Balance of
          Eurocurrency  Eurocurrency   with Respect      Loans           ABR       Eurocurrency     Notation
  Date        Loans         Loans        Thereto         Repaid         Loans          Loans        Made By
---------------------------------------------------------------------------------------------------------------

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                                                                     EXHIBIT F-3
                                                                              TO
                                                                CREDIT AGREEMENT

                          FORM OF ALTERNATIVE TERM NOTE

$_____________                                                New York, New York
                                                                   July 23, 1998

            FOR VALUE RECEIVED, the undersigned, Details, Inc., a California corporation ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), hereby unconditionally promise to pay to the order of [NAME OF LENDER] (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _____________________ DOLLARS ($__________) and (b) the aggregate unpaid principal amount of the Tranche [A/B] Term Loan made by the Lender to the undersigned pursuant to Section 2.1 of the Credit Agreement, which sum shall be payable in accordance with Section 2.3 of the Credit Agreement.

            The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in Sections 2.14 and 2.15 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

            This Note is one of the Notes referred to in the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), the Borrowers, the Lender, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

            As provided in Section 11.6(f) of the Credit Agreement, this Alternative Term Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this Alternative Term Note and the obligations evidenced hereby on the Register described in
Section 11.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this Alternative Term Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this Alternative Term Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this Alternative Term Note, and thereupon one or more new Alternative Term Notes in the same aggregate principal amount shall be issued to the designated Assignee(s) and this Alternative Term Note shall be returned to the Borrowers marked "cancelled". No assignment of this Alternative Term Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in Section 11.6(f) of the Credit Agreement. This Alternative Term Note may not be exchanged for promissory notes that are not Alternative Term Notes.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Alternative Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

            THIS ALTERNATIVE TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                   DETAILS, INC.


                                   _____________________________________
                                   Name:
                                   Title:


                                   DYNAMIC CIRCUITS, INC.


                                   _____________________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT F-4
                                                                              TO
                                                                CREDIT AGREEMENT

                    FORM OF ALTERNATIVE REVOLVING CREDIT NOTE

$_____________                                                New York, New York
                                                                   July 23, 1998

            FOR VALUE RECEIVED, the undersigned, Details, Inc., a California corporation ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), hereby unconditionally promise to pay to the order of [NAME OF LENDER] (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017 in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement, which sum shall be payable on the Scheduled Revolving Credit Commitment Termination Date or the earlier date of termination of the Revolving Credit Commitments as provided in the Credit Agreement, as hereinafter defined.

            The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in Sections 2.14 and 2.15 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

            This Note is one of the Notes referred to in the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), the Borrowers, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

            As provided in Section 11.6(f) of the Credit Agreement, this Alternative Revolving Credit Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this Alternative Revolving Credit Note and the obligations evidenced hereby on the Register described in Section 11.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this Alternative Revolving Credit Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this Alternative Revolving Credit Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this Alternative Revolving Credit Note, and thereupon one or more new Alternative Revolving Credit Notes in the same aggregate principal amount shall be issued to the designated Assignee(s) and this Alternative Revolving Credit Note shall be returned to the Borrowers marked "cancelled". No assignment of this Alternative Revolving Credit Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in Section 11.6(f) of the Credit Agreement. This Alternative Revolving Credit Note may not be exchanged for promissory notes that are not Alternative Revolving Credit Notes.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Alternative Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

            THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                   DETAILS, INC.


                                   _____________________________________
                                   Name:
                                   Title:


                                   DYNAMIC CIRCUITS, INC.


                                   _____________________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT F-5
                                                                              TO
                                                                CREDIT AGREEMENT

                             FORM OF SWING LINE NOTE

$[_____________________]                                      New York, New York
                                                                   July 23, 1998

            FOR VALUE RECEIVED, the undersigned, Details, Inc., a California corporation ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details, the "Borrowers"), hereby unconditionally promise to pay to the order of THE CHASE MANHATTAN BANK (the "Swing Line Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) [______________________________] ($_____________) and (b) the
aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to Section 2.6 of the Credit Agreement, as hereinafter defined, which sum shall be payable on the Scheduled Revolving Credit Commitment Termination Date or the earlier date of termination of the Revolving Credit Commitments as provided in the Credit Agreement.

            The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum for ABR Loans and on the dates set forth in Sections 2.14 and
2.15 of the Credit Agreement until paid in full (both before and after judgment).

            This Swing Line Note is one of the Notes referred to in the Credit Agreement, dated as of July 23, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), the Borrowers, the Swing Line Lender, and the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, in its capacity as Administrative Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

            THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                   DETAILS, INC.


                                   _____________________________________
                                   Name:
                                   Title:


                                   DYNAMIC CIRCUITS, INC.


                                   _____________________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT G
                                                         TO THE CREDIT AGREEMENT

                        FORM OF PREPAYMENT OPTION NOTICE

Attention of [ ]
Telecopy No. [ ]

                                                                          [Date]

Ladies and Gentlemen:

            The undersigned, The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, refers to the Credit Agreement dated as of July 23, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Details Capital Corp., a California corporation (the "Company"), Details, Inc. ("Details") and Dynamic Circuits, Inc., a Delaware corporation ("DCI", and collectively with Details the "Borrowers") the Lenders from time to time parties thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.17(d) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)   Total Tranche B Prepayment Amount                     ________________

(B)   Portion of Tranche B Prepayment Amount to be
      received by you                                       ________________

(C)   Mandatory Prepayment Date (10 Business
      Days after the date of this Prepayment
      Option Notice)                                        ________________

            If you wish to receive the portion of the Tranche B Prepayment Amount to be allocated to you on the Mandatory Prepayment Date indicated in paragraph (B) above, please sign this notice in the space provided below as evidence of your acceptance and return it via telecopy to the attention of Janet Belden at The Chase Manhattan Bank, c/o The Loan and Agency Services Group, no later than 10:00 a.m., New York time, on the Mandatory Prepayment Date, at Telecopy No. (212) 552-5658.

                             THE CHASE MANHATTAN BANK, as Administrative
                             Agent


                             By: ____________________
                                 Name:
                                 Title:

                             [Lender]


                             By: _____________________
                                 Name:
                                 Title:

                                                                       EXHIBIT H
                                                                              TO
                                                                CREDIT AGREEMENT

                                                                         [Texas]

                      DEED OF TRUST AND SECURITY AGREEMENT

                                      from

                             CUPLEX, INC., Grantor

                                       to

                         _____________________, Trustee

             THE CHASE MANHATTAN BANK as Collateral, Co-Syndication
                      and Administrative Agent, Beneficiary

                            DATED AS OF JULY __, 1998

                       After recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                           ATTN: Daniel E. Karp, Esq.

                                                                         [Texas]

                      DEED OF TRUST AND SECURITY AGREEMENT

            THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of July __, 1998 is made by CUPLEX, INC., a Delaware corporation ("Grantor"), whose address is 123 Simon Circle, Anaheim, California 92806, to _______________________________
("Trustee"). This Deed of Trust is to secure certain indebtedness and obligations hereinafter described owed and to become owed to THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017 as Collateral, Co-Syndication and Administrative Agent (in such capacity, "Beneficiary") for itself and the several banks and financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, and together with any such agreement, the "Credit Agreement") among Grantor, the Lenders and Beneficiary. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms herein shall have the meanings ascribed to them in the Credit Agreement.

                                   Background

            WHEREAS, Grantor is the fee owner of the parcel(s) of real property together with the improvements located thereon (the "Improvements") described on Schedule A attached hereto (the "Real Estate"); and

            WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders have agreed, among other things, to make the Loans and each Issuing Lender has agreed to issue the Letter(s) of Credit for the account of Grantor on the condition (among others) that Grantor grants Trustee a first lien upon, grants Beneficiary a first mortgage upon, and grants Beneficiary a perfected security interest in, among other things, the Real Estate and other Trust Property pursuant to the terms hereof;

            NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees as follows:

                                Granting Clauses

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

            (a) the repayment of principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (as they may be evidenced by notes from time to time) and all other obligations (including the Reimbursement Obligations) and liabilities of the Grantor to the Beneficiary, the Issuing Lender and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the Security Documents, any Interest Rate Agreement entered into with any Lender or any banking affiliate of any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Agent, any Issuing Lender or any Lender that are required to be paid by any Loan Party pursuant to the Credit Agreement) (the items set forth above being referred to collectively as the "Indebtedness"); and

            (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Loans, this Deed of Trust, any other document securing payment of the Indebtedness (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Loans, the Letters of Credit, this Deed of Trust and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"); and

            (c) IT IS AGREED THAT THIS DEED OF TRUST SHALL STAND AS SECURITY FOR ALL SUCH FUTURE AND ADDITIONAL INDEBTEDNESS WHETHER IT BE INCURRED FOR ANY BUSINESS PURPOSE THAT WAS RELATED OR WHOLLY UNRELATED TO THE PURPOSE OF THE LOANS, OR

      WHETHER IT WAS INCURRED FOR SOME PERSONAL OR NONBUSINESS PURPOSE, OR FOR ANY OTHER PURPOSE RELATED OR UNRELATED, OR SIMILAR OR DISSIMILAR, TO THE PURPOSE OF THE LOANS; AND

GRANTOR UPON THE TERMS AND CONDITIONS SET FORTH HEREIN, HEREBY CONVEYS TO TRUSTEE AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, IN TRUST (WITH RESPECT TO ALL OF THE FOLLOWING THAT CONSTITUTES REAL PROPERTY IN THE STATE OF TEXAS), AND GRANTS BENEFICIARY A SECURITY INTEREST (WITH RESPECT TO ALL OF THE FOLLOWING THAT CONSTITUTES PROPERTY IN WHICH A SECURITY INTEREST MAY BE GRANTED UNDER THE LAWS OF THE STATE OF TEXAS) IN:

            (A) the Real Estate;

            (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

            (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions and remainders thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

            (D) all fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories), currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

            (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

            (F) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

            (G) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

            (H) all right, title and interest of Grantor, to the extent assignable, in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

            (I) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

            (J) all accounts arising from the operation of the Improvements; and

            (K) all proceeds, both cash and noncash, of the foregoing;

            (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses
(A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Trust Property").

            TO HAVE AND TO HOLD all of the Trust Property that constitutes real property in the State of Texas and the rights and privileges hereby granted unto Trustee and its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                              Terms and Conditions

            Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

            1. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

            2. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations.

            3. Requirements.

            (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement). All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "Legal Requirements".

            (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement). Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

            4. Payment of Taxes and Other Impositions. (a) Grantor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Grantor shall within 30 days after the request of Beneficiary deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

            (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the rate of interest described in subsection ___ of the Credit Agreement (the "Default Rate"). Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

            (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

            (d) Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition, (ii) Grantor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall have set aside on its books adequate reserves as required by GAAP (as defined in the Credit Agreement).

            (e) Upon written notice to Grantor, Beneficiary during the continuance of an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

            5. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises

            (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

            (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as Beneficiary shall reasonably request from time to time;

            (iii) when and to the extent reasonably required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

            (iv) during the course of any construction or repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, bodily injury, death and property damage resulting from Grantor's negligence or other behavior for which Grantor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

            (v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than the limits established by law;

            (vi) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value property insurance form against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements in reporting form, covering the total replacement value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction); provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms;

            (vii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

            (viii) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

            (ix) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles not to exceed $250,000, other than with respect to windstorm and earthquake perils for which deductibles shall not exceed $500,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement reasonably satisfactory to Beneficiary), with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Beneficiary and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as reasonably approved by Beneficiary. Liability insurance policies shall name Beneficiary (and Trustee, if Trustee shall so request) as an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trustee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Beneficiary, Grantor shall immediately obtain new or additional insurance reasonably satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Beneficiary in all respects.

            (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 7 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies or certificates of insurance reasonably acceptable to Beneficiary, or duplicate original or originals thereof. Within 60 days of the inception of each insurance policy or renewal, Grantor shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of payment therefor. Upon the reasonable request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

            (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies or certificates of insurance reasonably acceptable to Beneficiary, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

            (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the Marshall & Swift Building Cost Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

            (e) Grantor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

            (f) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall promptly give notice thereof to Beneficiary. If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 30% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor; provided that Grantor shall, promptly after any such damage, repair in all material respects all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property in all material respects, and may make on behalf of Grantor any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all reasonable costs and expenses of Beneficiary in collecting such proceeds, and the balance shall be advanced to Grantor to be used for the restoration or repair of the Trust Property, provided, however, if an Event of Default has occurred and is continuing, the balance may be applied, at Beneficiary's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due on the Loans, to fulfill any other Obligation of Grantor, to the restoration or repair of the property damaged, or released to Grantor. In the event Beneficiary elects to release such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property. Application by Beneficiary of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Grantor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

            (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby agrees that Beneficiary, in Grantor's name, may assign and transfer all such policies and proceeds to such purchaser or grantee.

            (h) Upon written notice to Grantor, Beneficiary, during the continuance of an Event of Default, shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon.

            (i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits in such blanket policy applicable to the Premises and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

            6. Maintenance; No Alteration; Inspection; Utilities. (a) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Beneficiary, provided that Grantor may make alterations or additions without the consent of Beneficiary that do not materially reduce the value of the Trust Property.

            (b) Beneficiary and any persons authorized by Beneficiary shall, upon reasonable notice and at any reasonable time, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Grantor relating to the Trust Property.

            (c) Grantor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

            7. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, on behalf of Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

            8. Restoration. If Beneficiary elects or is required hereunder to release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

            (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and reasonably approved by Beneficiary;

            (ii) prior to making any advance of restoration funds, Beneficiary shall be reasonably satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

            (iii) at the time of any disbursement of the restoration funds, (A) no Default (as defined in the Credit Agreement) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a reasonably satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;

            (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications reasonably acceptable to Beneficiary;

            (v) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

            (vi) the restoration funds shall bear no interest and may be commingled with Beneficiary's other funds;

            (vii) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

            (viii) any restoration funds remaining shall be retained by Beneficiary and shall be applied by Beneficiary to the Indebtedness in the order specified in subsection 4.4(g) of the Credit Agreement or to other expenses related to the Trust Property, as herein permitted.

            9. Leases. (a) Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Trust Property, except for Permitted Encumbrances and except as permitted by subsection 8.6 of the Credit Agreement.

            (b) As to any Lease consented to by Beneficiary, Grantor shall:

            (i) promptly perform in all material respects all of the provisions of the Lease on the part of the lessor thereunder to be performed;

            (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

            (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Grantor as lessor or of the lessee thereunder;

            (iv) exercise, within 5 days after a reasonable request by Beneficiary, any right to request from the lessee a certificate with respect to the status thereof;

            (v) promptly deliver to Beneficiary copies of any notices of default which Grantor may at any time forward to or receive from the lessee;

            (vi) promptly deliver to Beneficiary a fully executed counterpart of the Lease; and

            (vii) promptly deliver to Beneficiary, upon Beneficiary's reasonable request, an assignment of the Grantor's interest under such Lease.

            (c) Grantor shall deliver to Beneficiary, within 10 days after a reasonable request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may reasonably request.

            (d) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

            (e) As to any Lease now in existence or subsequently consented to by Beneficiary, Grantor shall not supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

            (f) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (d)-(f) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

            10. Further Assurances. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

            11. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor,

Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be encumbrances on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

            12. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

            13. Remedies.

            (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Indebtedness and all other amounts payable with respect to the Loans, the Letters of Credit, the Credit Agreement, this Deed of Trust and the other Security Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided above in this Section, notice of intention to accelerate, notice of acceleration, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

            (i) Beneficiary may direct Trustee and Trustee shall follow such direction unless it is modified or withdrawn by Beneficiary to sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the County wherein the Real Estate (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after having given notice of such sale in accordance with the statutes of the State of Texas then in effect governing sales of real estate under powers conferred by deed of trust. The sale shall be accomplished by following the procedures permitted or required by Tex. Prop. Code Ann. 51.002 (Vernon 1984), as same may be amended from time to time, relating to the sale of real estate and/or by Chapter 9 of the Texas Uniform Commercial Code relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this subsection shall be construed to limit in any way Trustee's rights to sell the Trust Property by private sale if, and to the extent, that such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (i) whether made under power herein contained, the aforesaid ss. 51.002, the Texas Uniform Commercial Code, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, subject to Permitted Encumbrances, binding upon Grantor, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie proof of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) there shall be a prima facie presumption that any and all prerequisites to the validity thereof shall have been performed, (v) the receipt of Trustee shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and
      (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale;

            (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Loans (including any notes issued to evidence the Loans), or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Credit Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

            (iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

            (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

            (d) Following any sale of the Trust Property, or any part hereof, under the provisions of this instrument, all persons and parties in possession of the property sold shall be divested of any and all interest in and claim to the Trust Property, and shall be obligated to immediately vacate the premises, and prior to such vacation shall be tenants at sufferance of the purchaser of the property sold and shall be subject to eviction in an action of forcible detainer; provided, the provisions of this subparagraph shall be subject to any agreements made in writing by Beneficiary with reference to any existing and/or future leases; provided, further, the purchaser at any foreclosure sale shall have the option but not the obligation to affirm any then existing leases or tenancies or otherwise succeed to the rights of Grantor thereunder.

            14. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

            15. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

            16. Extension, Release, etc. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose this Deed of Trust.

            (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

            17. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Trust Property is located. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Beneficiary's request during the continuance of an Event of Default, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

            (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9.313 and 9.402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

            (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

            18. Assignment of Rents. In order to provide a source of future payment of the Indebtedness, Grantor hereby absolutely and unconditionally assigns to Beneficiary, all rights of Grantor in respect of cash and securities deposited and the right to receive and collect the revenues, income, rents, issues and profits arising from the use and enjoyment of the Trust Property (including, without limitation, any leases, subleases, underlettings, licenses or occupancy agreements relating thereto) (collectively, the "Rents") and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents, letting the Trust Property or any part thereof or applying the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents as a trust fund to be applied as required by Beneficiary until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

            (b) Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Trust Property by Beneficiary, be deemed to constitute Beneficiary a

"mortgagee in possession", nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Trust Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Beneficiary, or render Beneficiary liable for any injury or damage to person or property in or about the Trust Property. Neither the collection of Rents due under the Leases herein described, nor possession of the Trust Property by Beneficiary under any of the circumstances set forth herein shall render Beneficiary liable with respect to any obligations of Grantor to any tenant or subtenant under said Leases, such liability to arise only with respect to a party purchasing the Trust Property at a foreclosure sale or receiving a deed covering the Trust Property in lieu of foreclosure and then to arise only with respect to obligations accruing subsequent to such foreclosure sale or deed in lieu thereof.

            (c) By Beneficiary's acceptance of this Deed of Trust, it is understood and agreed that a full and complete release of this Deed of Trust shall operate as a full and complete reassignment to Grantor of the Beneficiary's rights and interests under this Section.

            (d) All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by the Trustee or the Substitute Trustee at Beneficiary's request.

            19. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

            20. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall, to the extent not otherwise prohibited by applicable law, have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

            21. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when served in the manner set forth in Section 10.2 of the Credit Agreement; provided that, service of a notice required by Tex. Prop. Code Ann. ss. 51.002 shall be considered complete when the requirements of that statute are met.

            22. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

            23. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be contracted for, charged or received by Beneficiary.

            24. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

            25. Remedies Not Exclusive. Beneficiary and Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's right to realize upon or enforce (or to direct Trustee to realize upon or enforce) any other security now or hereafter held by Beneficiary or Trustee (or cause the enforcement of) and Trustee shall be entitled to enforce, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            26. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the

Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            27. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of Beneficiary (or, to the extent required by applicable law, Trustee) such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

            28. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this

Deed of Trust without, as to the remainder of the security, in any way impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

            29. GOVERNING LAW, ETC. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT GRANTOR EXPRESSLY ACKNOWLEDGES THAT BY ITS TERMS THE CREDIT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, GRANTOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS DEED OF TRUST THE RIGHTS OF THE PARTIES TO THIS DEED OF TRUST SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

            30. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.

            31. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor Administrative Agent," the word "Trustee" shall mean "Trustee and any successor or substitute trustee hereunder," the word "notes" shall mean "the notes that may from time to time be issued pursuant to the terms of the Credit Agreement or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof. All terms used herein which are defined in the Texas Uniform Commercial Code shall be used in accordance with the definition therefor in said Code.

            32. Enforceability; Usury. In no event shall any provision of this Deed of Trust, the notes, or any other instrument evidencing or securing the indebtedness ever obligate Grantor to pay or allow Beneficiary to collect interest on the Loans or any other indebtedness secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate

Grantor to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Loans or any other note secured hereby, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes Article 5069-1.04, as amended) at the applicable time in effect.

            Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Indebtedness shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this instrument or the Loans, any funds are applied to the payment of any part of the principal amount of the Indebtedness prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Indebtedness remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Indebtedness, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Indebtedness, Grantor shall never be required to pay any unearned interest on the Indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

            33. Homestead. Grantor represents and covenants that the Trust Property forms no part any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Texas, and disclaims and renounces all and every such claim thereto.

            34. Substitute Trustee. In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or the holder(s) of a majority of the Indebtedness for any other reason (which reason need not be stated), a Substitute Trustee may be named, constituted and appointed by Beneficiary or the holder(s) of a majority of the Indebtedness, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Trust Property of any part thereof shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or Substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of a majority of the Indebtedness desires to appoint a new Trustee. No bond shall ever be required of the Trustee, original or Substitute. The recitals in any conveyance made by the Trustee, original or Substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the Holder(s) of a majority of the Indebtedness to the Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or Substitute, or as to the inability, refusal or failure of the Trustee, original or Substitute, to act, or as to the election of Beneficiary or the holder(s) of a majority of the Indebtedness to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

            35. Indemnification of Trustee. EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, and Trustee shall not be liable for interest thereon. GRANTOR SHALL INDEMNIFY TRUSTEE AGAINST ALL LIABILITY AND EXPENSE THAT HE MAY INCUR IN THE PERFORMANCE OF HIS DUTIES HEREUNDER, INCLUDING LIABILITY AND EXPENSES CAUSED BY TRUSTEE'S NEGLIGENCE BUT EXCLUDING THOSE CAUSED BY TRUSTEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            36. Business or Commercial Purpose. Grantor warrants that the extension of credit evidenced by the Loans secured hereby is solely for business or commercial purposes, other than agricultural purposes. Grantor further warrants that the credit transaction evidenced by the Loans is specifically exempted under

Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and Title 12 (Truth in Lending Act) and Section 1603 of Title 15 (General Provisions) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

            37. Final Agreement. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby confirms and agrees that this Deed of Trust (including the Schedules hereto), the Loans, any guarantees of the Loans executed by any guarantors and all other Loan Documents and loan papers together constitute a written "loan agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code. Grantor and Beneficiary take notice of an agree to the following:

            (a) PURSUANT TO SUBSECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

            (b) PURSUANT TO SUBSECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

            (c) THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO

            38. Release of Deed of Trust. Upon payment in full of the Indebtedness, the termination of all Revolving Credit Commitments and all Swing Line Commitments under the Credit Agreement and the compliance with the Obligations then required to be complied with, Beneficiary shall release the lien of this Deed of Trust.

            39. Conflict With Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Deed of Trust and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern, other than with respect to the Governing Law provision set forth in Section 29 hereof.

            This Deed of Trust has been duly executed by Grantor on the date first above written.

                                  GRANTOR:

                                  CUPLEX, INC.,
                                     a Delaware corporation

                                        By:_______________________________
                                        Name: ____________________________
                                        Title:____________________________

                                  BENEFICIARY:

                                  THE CHASE MANHATTAN BANK, as
                                  Collateral, Co-Syndication and
                                  Administrative Agent

                                        By:_______________________________
                                        Name: ____________________________
                                        Title:____________________________

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )

            This instrument was acknowledged before me on the ___ day of July, 1998, by ___________________________, the _______ President of Cuplex, Inc., a
Delaware corporation, on behalf of the corporation.

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )

            This instrument was acknowledged before me on the ____ day of July, 1998, by _________________________, the ______ President of The Chase Manhattan
Bank, a New York banking corporation, on behalf of the corporation.


                            _________________________
                                  Notary Public

                                        [Notarial Stamp]

                                   Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]